                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]Confidential, for Use of the
[X]Preliminary Proxy Statement               Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[_]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-12

                            PAC-WEST TELECOMM, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------

  (5) Total fee paid:
-------------------------------------------------------------------------------

[_]Fee paid previously with preliminary materials

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
-------------------------------------------------------------------------------

  (2) Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------------

  (3) Filing Party:
-------------------------------------------------------------------------------

  (4) Date Filed:
-------------------------------------------------------------------------------

                4210 Coronado Avenue Stockton, California 95204

                                 June 26, 2000

Dear Shareholder:

   You are cordially invited to attend the annual meeting of shareholders of Pac-West Telecomm, Inc., which will be held on Thursday, July 27, 2000, at 10:00 a.m., Mountain time, at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado, 80202.

   A Notice of Meeting, Proxy Statement, Proxy Form and our 1999 Annual Report are included with this letter. The matters listed in the Notice of Meeting are more fully described in the Proxy Statement.

   It is important that your shares are represented and voted at the annual meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed Proxy Form and return it promptly in the enclosed envelope. If you attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                          Sincerely,

                                          /s/ Wallace W. Griffin
                                          _____________________________________
                                          Wallace W. Griffin
                                          President and Chief Executive
                                          Officer

                             4210 Coronado Avenue
                          Stockton, California 95204

                               NOTICE OF MEETING

   The annual meeting of shareholders of Pac-West Telecomm, Inc. (the "Annual Meeting") will be held on Thursday, July 27, 2000, at 10:00 a.m., Mountain time, at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado, 80202, to consider and take action with respect to the following matters:

     1. the election of three directors to hold office for a term of three years;

     2. the approval of the amendment and restatement of our Amended and Restated Articles of Incorporation, which would (i) increase the number of authorized shares of our common stock from 50,000,000 shares to 100,000,000 shares; (ii) authorize the issuance of 10,000,000 shares of preferred stock; and (iii) remove authority to issue shares of Class A Participating Preferred Stock;

     3. the approval of the amendment and restatement of our 1999 Stock Incentive Plan to increase the number of shares of common stock authorized and reserved for option grants under the Plan by 2,225,000 shares and make certain technical amendments described more fully in the Proxy Statement;

     4. the approval of the adoption of the 2000 Employee Stock Purchase
  Plan;

     5. the ratification of the appointment of Arthur Andersen LLP as our independent public accountants for the fiscal year ending December 31, 2000; and

     6. the transaction of such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

Holders of record of our common stock at the close of business on June 15, 2000 are entitled to receive notice of and to vote on all matters presented at the Annual Meeting and at any adjournments or postponements thereof. A list of such shareholders will be available for examination by any shareholder for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, which are located at 4210 Coronado Avenue, Stockton, California 95204.

                                          By Order of the Board of Directors

                                          /s/ James A. Ounsworth
                                          _____________________________________
                                          James A. Ounsworth
                                          Secretary

June 26, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY FORM AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. IN ADDITION, YOUR PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY DELIVERY OF A LATER-DATED PROXY.

                              4210 Coronado Avenue
                           Stockton, California 95204

                                PROXY STATEMENT

           Annual Meeting of Shareholders to be held on July 27, 2000

   This proxy statement ("Proxy Statement") is being furnished to the holders of common stock, par value $0.001 per share, of Pac-West Telecomm, Inc. ("Pac-West" or the "Company") in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting of shareholders (the "Annual Meeting") to be held on July 27, 2000 at 10:00 a.m., Mountain time, and at any adjournments or postponements thereof. The purpose of the Annual Meeting is to elect three directors to our board of directors, approve the amendment and restatement of our Amended and Restated Articles of Incorporation, approve the amendment and restatement of our 1999 Stock Incentive Plan, approve the adoption of the 2000 Employee Stock Purchase Plan and to ratify the appointment of Arthur Andersen LLP as our independent public accountants for the 2000 fiscal year. Each of these proposals are described more fully in this Proxy Statement.

   This Proxy Statement, Proxy Form and our 1999 Annual Report, which includes our Annual Report on Form 10-K for the Fiscal Year ended December 31, 1999, are being mailed on or about June 26, 2000 to holders of record of the our common stock at the close of business on June 15, 2000.

   If the enclosed Proxy Form is properly signed, dated and returned to Pac-West, the individuals identified as proxies thereon will vote the shares represented by the Proxy Form in accordance with the directions noted thereon. If no direction is indicated, the proxies will vote FOR the nominees named herein as directors, FOR the amendment and restatement of our Amended and Restated Articles of Incorporation, FOR the amendment and restatement of our 1999 Stock Incentive Plan, FOR the adoption of the 2000 Employee Stock Purchase Plan and FOR the ratification of the appointment of Arthur Andersen LLP as our independent public accountants for the 2000 fiscal year. At this time, our management is not aware of any matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. If other matters are presented, all proxies will be voted in accordance with the recommendations of our management.

   Returning your completed Proxy Form will not prevent you from voting in person at the Annual Meeting if you are present and wish to vote. In addition, you may revoke your proxy any time before it is voted by written notice to our Corporate Secretary prior to the Annual Meeting at our principal executive offices at the address above or by submission of a later-dated proxy.

   Each outstanding share of common stock entitles the holder thereof to one vote on each matter to come before the Annual Meeting. As of April 30, 2000, there were 35,861,519 shares of our common stock outstanding. The presence in person or by proxy of a majority of the shares of common stock outstanding will constitute a quorum for the transaction of business. Abstentions will be treated as present and entitled to vote, and therefore are counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. In addition, broker "non-votes" will be considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a majority of the vote of the shares present and entitled to vote has been cast.

   The Company will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Form, and our 1999 Annual Report. We intend to provide copies of such solicitation materials to brokerage houses, fiduciaries, custodians and other persons or entities holding our common stock on behalf of the beneficial owner so that the solicitation materials may be forwarded to such beneficial owners. This solicitation, which is being conducted by mail, may be supplemented by a solicitation by telephone, telegram, or other permissible means by directors, officers or employees of Pac-West. No additional compensation will be paid to these individuals for conducting such a solicitation.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

   Our by-laws provide that the authorized number of members of our board of directors shall be nine. The board of directors is divided into three classes of directors, with each class serving staggered three-year terms. Vacancies on the board of directors are filled by a majority vote of the incumbent directors and each director chosen in this manner holds office until the expiration of the term for which such director's predecessor was elected and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal pursuant to our by-laws. The board of directors currently consists of seven directors and there are two vacant directorships. Class I consists of David G. Chandler and Samuel A. Plum, and one vacant directorship, whose terms expire at the 2002 annual meeting. Class II consists of Mark S. Fowler and Dr. Jagdish N. Sheth, and one vacant directorship, whose terms expire at the 2001 annual meeting. Class III consists of Wallace W. Griffin, Jerry L. Johnson and John K. La Rue, whose terms expire at the 2000 annual meeting. The board of directors has not yet identified and nominated any person(s) to fill the vacant Class I and Class II directorships. When the board of directors identifies a person or persons to fill the vacant Class I and Class II directorships, it will appoint such person(s) to serve on the board of directors until the expiration of such directorships' respective terms. Each director is elected to serve for the remaining term of any vacancy filled by the director or for a three-year term (if elected at an annual meeting of shareholders) or until a successor is duly elected.

   Messrs. Griffin, Johnson and La Rue have been nominated for re-election at the Annual Meeting as Class III directors. See "Management--Nominees for Director" and "Management--Continuing Directors" for information with respect to Messrs. Griffin, Johnson and La Rue as well as our continuing directors. We believe that each nominee is willing to be elected and to serve on our board of directors. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent members of the board of directors may or may not select a substitute nominee. If a substituted nominee is selected, all proxies will be voted for the person selected.

   Directors will be elected at the Annual Meeting by a majority of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy. There is no cumulative voting as to any matter, including the election of directors.

   The board of directors recommends a vote "FOR" the election of the nominees.

                                   PROPOSAL 2

                         APPROVAL OF THE AMENDMENT AND
                               RESTATEMENT OF OUR
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

   The board of directors is proposing the amendment and restatement of our Amended and Restated Articles of Incorporation (the "Articles of
Incorporation"), which would:

  . increase the number of authorized shares of our common stock, par value
    $0.001 per share from 50,000,000 shares to 100,000,000 shares;

  . authorize the issuance of 10,000,000 shares of preferred stock, with such preferences, privileges and restrictions as may be determined by the board of directors at a later date; and

  . remove authority to issue shares of Class A Participating Preferred
    Stock, par value $0.001 per share.

The Articles of Incorporation currently provide that the total number of shares of capital stock that the Company has authority to issue is 51,750,000 shares, consisting of 1,750,000 shares of Class A Preferred and 50,000,000 shares of common stock.

   On May 2, 2000, the board of director adopted, subject to shareholder approval, an amendment to the Articles of Incorporation to authorize the issuance of 50,000,000 additional shares of common stock. If the proposed amendment and restatement of the Articles of Incorporation is approved, an aggregate of 100,000,000 shares of common stock would be authorized. The additional authorized shares of common stock would be available for various business purposes, including, but not limited to, acquisitions and employee benefit plans. The issuance of additional shares of common stock or securities convertible into common stock would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of the existing shareholders. In addition, the availability for issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire control of us.

   On May 26, 2000, the board of directors adopted, subject to shareholder approval, an amendment to the Articles of Incorporation that would authorize the issuance of 10,000,000 shares of preferred stock issuable from time to time in one or more series as determined by the board of directors and, except in limited circumstances, without further vote or action by the shareholders. The board of directors may determine the preferences, privileges and restrictions of such preferred stock at the time that any preferred shares are issued. The shares of preferred stock would be available for various business purposes. The issuance of shares of preferred stock that would be convertible into common stock would have the effect of diluting the voting rights, and would also have the effect of diluting earnings per share and book value per share of the existing shareholders. In addition, the availability for issuance of preferred stock could have the effect of making it more difficult for a third party to acquire control of us. We have no present intent to issue any additional shares of preferred stock.

   On May 2, 2000, the board of directors adopted, subject to shareholder approval, an amendment to the Articles of Incorporation to remove authority to issue shares of its Class A Participating Preferred Stock. In connection with our initial public offering of common stock in November 1999, all outstanding shares of Class A Participating Preferred Stock were converted into our common stock at the initial public offering price. If the proposed amendment and restatement of the Articles of Incorporation is approved, we would no longer have authority to issue Class A Participating Preferred Stock.

   As of April 30, 2000, there were no shares of Class A Participating Preferred Stock outstanding and approximately 35,861,519 shares of common stock outstanding. Of the remaining authorized but unissued shares of common stock, approximately 3,150,000 shares were reserved for issuance under our stock option plans. Accordingly, as of April 30, 2000, we have had approximately 10,988,481 shares of common stock remaining available for issuance.

   If approved, the Articles of Incorporation would be amended and restated in its entirety as set forth in Exhibit A. To be approved, the amendment and restatement of the Articles of Incorporation will must be approved by a majority of the outstanding shares entitled to vote.

   The board of directors recommends a vote "FOR" the amendment and restatement of the Company's Amended and Restated Articles of Incorporation.

                                   PROPOSAL 3

                   APPROVAL OF THE AMENDMENT AND RESTATEMENT
                   OF THE COMPANY'S 1999 STOCK INCENTIVE PLAN

Introduction

   We have established the Pac-West Telecomm, Inc. 1999 Stock Incentive Plan, as amended and restated from time to time, in accordance with its terms (the "Current Incentive Plan"), which authorizes the granting of stock options, restricted stock, stock appreciation rights ("SARS"), dividend equivalent rights, performance units, performance shares or other similar rights or benefits to our or our related entities' current or future employees, directors, and consultants. Under the Current Incentive Plan, the board of directors is authorized to issue options to purchase shares of common stock in such quantity, at such exercise prices, on such terms and subject to such conditions as established by the board of directors. An aggregate of 3,150,000 shares of our common stock have been authorized and reserved for grants under the Current Incentive Plan and the employment agreements of Wallace W. Griffin, our President and Chief Executive Officer, and Richard E. Bryson, our Chief Financial Officer, subject to adjustment upon the occurrence of certain events to prevent any dilution or expansion of the rights of participants that might otherwise result from occurrence of such events.

   On May 2, 2000, the board of directors adopted, subject to shareholder approval, the amendment and restatement of the Current Incentive Plan (as amended, the "Amended Incentive Plan"), which would increase the number of shares of common stock authorized and reserved for grant by 2,225,000 shares from 3,150,000 shares under the Current Incentive Plan to 5,375,500 shares under the Amended Incentive Plan and make certain changes to the terms of the plan described more fully below.

   The proposed increase in the number of shares of common stock authorized and reserved for grant under the Amended Incentive Plan is intended to ensure that the Company will maintain sufficient equity incentives to attract and retain the best available personnel, to provide additional incentive to employees, directors, and consultants, and to promote the success of the Company's business. In addition, the Amended Incentive Plan would adopt a limit on the maximum number of common stock with respect to which options may be granted to any grantee in any fiscal year of the company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

   If approved, the Current Incentive Plan would be amended and restated in its entirety as set forth in Exhibit B. To be approved, the amendment and restatement must be approved by a majority of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy.

   The summary of the Amended Incentive Plan that appears below is qualified by reference to the full text of the Amended Incentive Plan set forth in Exhibit B.

Types of Awards

   The board of directors or any committee thereof appointed to administer the Amended Incentive Plan (the "Administrator") is authorized under the plan to award any type of arrangement to an employee, director or consultant that is not inconsistent with the provisions of the plan and that by its terms involves
(i) shares of common stock, (ii) an option, SAR, or similar right, or (iii) any other security with the value derived from the value of shares of common stock, including, but not limited to options, sales or bonuses of restricted stock, SARs, dividend equivalent rights, performance units or performance shares, or any combination thereof.

Term

   The Amended Incentive Plan will terminate on January 29, 2009 unless sooner terminated by the board of directors. Termination of the Amended Incentive Plan will not affect grants made prior to termination, but no grants will be made after termination.

Administration

   The Amended Incentive Plan is administered by our compensation committee, with authority delegated by the board of directors. The Administrator of the Amended Incentive Plan has the authority to: (i) select the employees, directors and consultants to whom awards may be granted; (ii) determine whether and to what extent awards are granted; (iii) determine the number of shares or other amount of consideration to be covered by each award; (iv) approve forms of agreements in connection with the awards; (v) determine the terms and conditions of any award; (vi) establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford grantees favorable treatment under such rules or laws; (vii) amend the terms of any outstanding award, subject to certain limitations requiring the consent of grantees; (viii) construe and interpret the terms of the plan; and (ix) take other action, not inconsistent with the plan, as the Administrator deems appropriate.

   Any grants of awards to an employee who is a covered employee intended to qualify as performance-based compensation under the Code shall be made only by a committee, which is comprised solely of two or more directors eligible to serve on such committee.

Eligibility

   Awards other than incentive stock options may be granted to employees, directors and consultants. Incentive stock options may be granted only to employees of the Company, a parent, or subsidiary. An employee, director or consultant who has been granted an award may, if otherwise eligible, be granted additional awards. Awards may be granted to such employees, directors, or consultants who are residing in foreign jurisdictions as the administrator of the plan may determine.

Securities Subject to the Incentive Plan

   An aggregate of 5,375,000 shares of common stock may be issued pursuant to the Amended Incentive Plan, which includes grants under the employment agreements of Messrs. Griffin and Bryson. This represents an increase of 2,225,000 shares from the 3,150,000 shares of common stock authorized and reserved under the Current Incentive Plan. The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), covering common stock to be offered pursuant to the Current Incentive Plan. It is currently anticipated that a registration statement on Form S-8 under the Securities Act will be filed with the SEC, covering the shares of common stock to be offered pursuant to the Amended Incentive Plan if approved by the shareholders.

   Any shares of common stock covered by an award that is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of common stock that may be issued under the Amended Incentive Plan. If any unissued shares of common stock are retained for such award or any withholding taxes due with respect to such award, such retained shares of common stock shall become available for future issuance under the Amended Incentive Plan. Shares that actually have been issued under the Amended Incentive Plan pursuant to an award shall not be returned to the plan and shall not become available for future issuance under the plan, except that if unvested shares of common stock are forfeited, or repurchased by the Company at their original purchase price, such shares shall become available for future grant under the plan.

   Subject to any required action by shareholders of the Company, the number of shares of common stock covered by each outstanding award, and the number of shares of common stock that have been authorized for issuance under the plan, but as to which no awards have yet been granted or that have been returned to the plan, the exercise or purchase price of each such outstanding award, as well as any other terms that the Administrator of the plan determines require adjustment shall be proportionately adjusted for (i) any stock split, reverse stock split, stock dividend, combination or reclassification of the shares of common stock, (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company, or (iii) as the Administrator of the plan may determine in its discretion. Except as the Administrator of the plan determines, no issuance by the Company of shares of common stock of any class, or securities convertible into shares of common stock of any class, shall effect, and no adjustment shall be made with respect to, the number or price of shares of common stock subject to an award.

   In the event of (i) any merger or consolidation in which the Company is not the surviving entity, (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in connection with the complete liquidation or dissolution of the Company, (iii) any reverse merger in which the Company is the surviving entity but in which voting control is transferred to a third party, or (iv) an acquisition of voting control of the Company's securities, all awards under the plan shall terminate immediately prior to such transaction unless the award is assumed by the successor corporation or its parent in connection with the transaction. Upon the occurrence of such a transaction any awards held by the Company's Chief Executive Officer, Chief Financial Officer and Executive Vice President will become fully vested and exercisable, and 50% of any awards held by the Company's Vice President of Business Development will become fully vested and exercisable, immediately prior to such transaction.

Terms and Conditions of Awards

   Each award shall be designated in the award agreement. The Administrator shall, subject to the terms of the Incentive Plan, determine the provisions, terms, and conditions of each award, including but not limited to, the vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment, payment contingencies and satisfaction of performance criteria. In the case of an option, the option shall be designated as either an incentive stock option or a non-qualified stock option. Notwithstanding such designation, to the extent that the aggregate fair market value of shares subject to options designated as incentive stock options that become exercisable for the first time by a grantee during any calendar year exceeds $100,000 on the date of grant, such excess options shall be treated as non-qualified options.

   The term of each award shall be the term stated in the award agreement, provided that the term does not exceed ten (10) years from the date of grant. In the case of an incentive stock option granted to a grantee, who at the time the option is granted, owns stock representing more than ten (10) percent of the voting power of all classes of stock of the Company or related entities, the term of the incentive stock option shall be not more than five (5) years from the date of the grant.

   Under the Amended Incentive Plan, the maximum number of shares with respect to which options or SARs may be granted to any grantee in any fiscal year of the Company shall be 500,000 shares. In connection with a grantee's commencement of employment, a grantee may be granted options and SARs for up to an additional 500,000 shares. In each case, such limitation shall be adjusted in connection with changes in capitalization or a corporate transaction. The aforementioned limitation was not provided for in the Current Incentive Plan.

   Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. The grantee, however, may designate a beneficiary of the grantee's incentive stock option in the event of the grantee's death. Other awards may be transferred by gift or through a domestic relations order to members of the grantee's immediate family.

Award Exercise or Purchase Price

   The exercise or purchase price for an award of incentive stock options or an award of non-qualified stock options to an employee who at the time the option is granted, owns stock representing more than ten (10) percent of the voting power of all classes of stock of the Company or related entities the exercise price shall not be less than one hundred and ten (110) percent of the fair market value of the shares on the date of the grant. In the case of the sale of shares of common stock to such an employee, the purchase price shall also not be less than one hundred and ten (110) percent of the fair market value of the shares on the date of the grant.

   The exercise purchase price, if any, for an award of incentive stock options to an employee who at the time the option is granted, owns stock representing ten (10) percent or less of the voting power of all classes of stock of the Company or related entities shall not be less than one hundred (100) percent of the fair market value of the shares on the date of grant. In the case of a grant of non-qualified stock options or the sale of shares of common stock, the exercise or purchase price to such employees shall not be less than eighty-five
(85) percent of the fair market value of the shares on the date of the grant.

   Subject to applicable laws, the consideration to be paid for the shares to be issued upon exercise or purchase of an award, including method of payment, shall be determined by the Administrator. The Administrator is authorized to accept as consideration for shares of common stock under the plan cash, check, promissory note, surrender of shares of common stock, or, in the case of options, payment through a broker-dealer.

Exercise of Awards

   Any award granted under the Amended Incentive Plan shall be exercisable at such times and under such conditions as the Administrator may determine under the Amended Incentive Plan and as specified in the award agreement. In the case of an option, awards may not be exercisable at a rate of less than twenty (20%) percent per year over five (5) years from the date the option is granted.

Effect of Termination of Employment

   If a grantee terminates employment with the Company (but not in the event of a grantee's change of status from employee to consultant), such grantee may, for the period specified in the award agreement (but not less than three (3) months) following termination, exercise the award, provided that the award has not previously expired by its terms. The award agreement may provide that an employee terminated for cause may not exercise following termination. In the event of the grantee's disability or death, such grantee or the grantee's estate (or a person who has acquired right to exercise by inheritance) may, for the period specified in the award agreement (but not less than twelve (12) months) following termination as a result of disability or death, exercise the award, provided the award has not previously expired by its terms.

Certain Federal Income Tax Consequences

   The following is intended only as a brief summary of the Federal income tax rules relevant to recipients of awards under the Amended Incentive Plan and does not purport to be a complete enumeration or analysis of all potential relevant tax effects. These rules are highly technical and subject to change in the future. It is accordingly recommended that all award recipients consult their own tax advisors concerning federal, state, local and foreign income and other tax considerations relating to such awards and rights thereunder. In particular, it is recommended that each award recipient consult his or her own tax advisor as to the AMT (as defined below) consequences of an award and the special tax considerations for a 16(b) Person (as defined below) and whether and when to make a Section 83(b) Election (as defined below), using a stock swap or stock withholding, utilizing financial assistance from the Company or receiving an award in connection with a deferral of compensation.

   Non-qualified Stock Options. An optionee does not recognize any taxable income, and the Company is not entitled to a deduction, upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the optionee recognizes ordinary income (subject to wage and employment tax withholding) equal to the excess of the fair market value of the shares acquired over the option price. The amount of such excess is generally determined by reference to the fair market value of the common stock on the date of exercise. However, in the case of an optionee subject to six month short-swing profit liability under
Section 16(b) of the Exchange Act (a "16(b) Person") (typically, officers, directors and major shareholders of the Company), such excess is determined by using the fair market value on the date of exercise (or, if later, the date six months after the date of grant unless such optionee elects to be taxed based on the fair market value of the common stock on the date of exercise by filing an appropriate election with the Internal Revenue Service within 30 days after the exercise date (a "Section 83(b) Election")). An optionee's basis in the stock received is equal to such stock's fair market value on the date of exercise (or on the date six months after the date of grant, if later, in the case of an optionee who is a 16(b) Person and who makes no Section 83(b) Election at the time of exercise). Generally, the Company is entitled to a deduction equal to the compensation taxable to the optionee.

   If an optionee sells shares acquired pursuant to the exercise of a non-qualified option, the optionee will recognize capital gain or loss equal to the difference between the selling price of the shares and the optionee's basis in the shares. Such capital gain or loss is long-term or short-term, depending on whether the optionee has held the shares for more than one year. In the case of an optionee who is a 16(b) Person and who makes no Section 83(b) Election at the time of exercise, any such capital gain will be long-term only if the stock has been held for more than one year after the later of the exercise date or the date six months after the date of grant. The Company is not entitled to any deduction with respect to any capital gain recognized by the optionee.

   Capital losses on the sale of such shares may be used to offset capital gains. The net capital gain of an individual taxpayer is subject to a maximum rate of 20% for the sale of capital assets held more than one year or a maximum rate of 39.6% (the maximum ordinary income tax rate) for the sale of capital assets held one year or less. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income. Remaining capital losses may be carried forward to future tax years.

   Incentive Stock Options. In general, an optionee does not recognize taxable income on the grant or exercise of an incentive stock option. However, the excess of the stock's fair market value on the exercise date (the fair market value on the exercise date or six months after the date of grant, whichever is later, is likely to govern in the case of a 16(b) Person who makes no Section 83(b) Election at the time of exercise) over the option price will be included in the optionee's alternative minimum taxable income and thereby may subject the optionee to an alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of his or her incentive stock option with which to pay such tax. Upon the disposition of shares of common stock acquired pursuant to the exercise of an incentive stock option (i) more than one year after the date of exercise, and (ii) more than two years after the date of grant, the optionee recognizes long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an incentive stock option, or a disposition of stock received upon the exercise of an incentive stock option after the required holding period has been satisfied.

   If an optionee disposes of the shares of stock acquired pursuant to the exercise of an incentive stock option before the expiration of the required holding period described above (a disqualifying disposition), the difference between the exercise price of such shares and the lesser of (i) the fair market value of the shares on the date of exercise (the fair market value on the exercise date or on the date which is six months after the date of grant, whichever is later, is likely to govern in the case of a 16(b) Person who makes no Section 83(b) Election at the time of exercise), or (ii) the selling price, will constitute compensation taxable to the optionee as ordinary income. Generally, in the case of a disqualification disposition, the Company is allowed a corresponding tax deduction equal to the amount of compensation taxable to the optionee. If the selling price of the stock exceeds the fair market value on the exercise date (or six months after the date of grant, if later, in the case of a 16(b) Person who makes no Section 83(b) Election), the excess will be taxable to the optionee as capital gain (long-term or short-term, depending upon whether the optionee held the stock for more than one year). The Company is not allowed a deduction with respect to any such capital gain recognized by the optionee.

   Use of Common Stock to Pay Option Price. If an optionee delivers previously-acquired common stock, however acquired, in payment of all or part of the option price of a non-qualified option, the optionee will not, as a result of such delivery, be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously-acquired common stock after its acquisition date. The optionee's tax basis in, and holding period for, the previously-acquired common stock surrendered carries over to an equal number of the option shares received on a share-for-share basis. The fair market value of the shares received in excess of the shares surrendered constitutes compensation taxable to the optionee as ordinary income. Such fair market value is determined on the date of exercise, except in the case of 16(b) Persons as discussed above. The tax basis for such shares is equal to their fair market value as so determined, and with respect to such shares, the holding period begins on the date on which the fair market value of such shares is determined. Generally, the Company is entitled to a tax deduction equal to the compensation income recognized by the optionee.

   If an optionee delivers previously-acquired common stock (other than stock acquired upon exercise of an incentive stock option and not held for the required holding period) in payment of all or part of the option price of an incentive stock option, the optionee will not be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously-acquired common stock after its acquisition date. The optionee's tax basis in, and holding period (for capital gain, but not disqualifying disposition, purposes) for the previously-acquired stock surrendered carries over to an equal number of the option shares received on a share-for-share basis. Shares received in excess of the shares surrendered have a tax basis equal to the amount paid (if any) in excess of the previously-acquired shares used to pay the exercise price, and such shares' holding period will begin on the date of exercise (with the possible exception of 16(b) Persons). Proposed regulations provide that where an incentive stock option is exercised using previously-acquired stock, a later disqualifying disposition of the shares received will be deemed to have been a disposition of the shares having the lowest basis first.

   If an optionee pays the exercise price of an incentive stock option in whole or in part with previously-acquired common stock that was acquired upon the exercise of an incentive stock option and that has not been held for the required holding period, the optionee will recognize ordinary income (but not capital gain) under the rules applicable to disqualifying dispositions. The Company will be entitled to a corresponding deduction. The optionee's basis in the shares received in exchange for the shares surrendered will be increased by the amount of ordinary income recognized by the optionee.

   Stock Appreciation Rights. A grantee does not recognize any taxable income, and the Company is not entitled to a deduction, upon the grant of an SAR. Upon the exercise of an SAR, the grantee will recognize ordinary income equal to the amount of (i) cash payable to the grantee (if any) and (ii) the fair market value of the common stock distributed to the grantee (if any) by reason of such exercise.

   Restricted Stock. An officer, employee or other individual who receives common stock pursuant to a restricted stock award should not recognize any taxable income upon the receipt of such award unless he or she makes a Section 83(b) Election. Instead, the recipient should recognize taxable compensation income at the time his or her interest in such shares is no longer subject to the repurchase option imposed by the Incentive Plan, in an amount equal to the fair market value of such shares at such time minus the amount, if any, paid for such shares. The tax basis of such shares to the recipient should be equal to the amount includable in his or her gross income as compensation, plus the amount, if any, paid for such shares, and his or her holding period for such shares should normally commence on the day following the date on which such shares are no longer subject to the repurchase option imposed by the Incentive Plan. Dividends paid on restricted stock awards should be included as compensation for federal income tax purposes when received. In lieu of being taxed under the foregoing rules, the recipient may elect to be taxed on compensation income equal to the fair market value of the shares on the award date minus the amount, if any, paid for such shares by making a Section 83(b) Election no later than 30 days after the award date. If a recipient makes a
Section 83(b) Election, his or her tax basis in his or her shares should be equal to the amount includable in his or her gross income as compensation plus the amount, if any, paid for such shares, and his or her holding period in the shares should begin on the day following the award date.

   Performance Awards. An officer, employee or other individual to whom a performance unit is awarded should recognize no taxable income at the time such award is made. Such person should recognize taxable income, however, at the time cash is paid to him or her pursuant to such award, and the amount of such income should be the amount of such cash.

   Limits on Company Deductions. The company for which an individual is performing services will generally be allowed to deduct amounts that are includable in the income of such person as ordinary compensation income at the time such amounts are so includable, provided that such amounts qualify as reasonable compensation for personal services actually rendered. However, if, in any taxable year, an employee's total compensation from the company exceeds $1 million, compensation in excess of $1 million that would otherwise be deductible by the company may not be tax deductible under Code Section 162(m) if such employee is a "covered employee" at the time the compensation is included in the employee's taxable income. An employee is a covered employee if he or she is (1) the chief executive officer or is an individual acting in such capacity, or (2) one of the four most highly compensated employees (other than the chief executive officer) employed by the company at the end of the taxable year, whose compensation is required to be disclosed under the Exchange Act at the end of the company's taxable year. Compensation that is "performance-based" within the meaning of Code Section 162(m) is excluded from the calculation of taxable income subject to the $1 million deduction limit. The Company intends that compensation realized upon the exercise of an option or SAR granted under the Incentive Plan be regarded as "performance-based" under Code Section 162(m) and that such compensation be deductible without regard to the limits of Code
Section 162(m).

   The Board of Directors recommends a vote "FOR" the approval of the amendment and restatement of the Company's Current Incentive Plan.

                                   PROPOSAL 4

               ADOPTION OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN

Introduction

   On May 2, 2000, the board of directors adopted, subject to shareholder approval, the 2000 Employee Stock Purchase Plan (the "Stock Purchase Plan"), which would provide employees of the Company who participate in the Stock Purchase Plan with an opportunity to purchase common stock of the Company through payroll deductions.

   The proposed adoption of the Stock Purchase Plan is intended to ensure that the Company will maintain sufficient equity incentives to attract and retain the best available personnel, to provide additional incentive to employees, and to promote the success of the Company's business.

   If approved, the Stock Purchase Plan would be adopted as set forth in Exhibit C. To be approved, the adoption of the Stock Purchase Plan will must be approved by a majority of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy.

   The summary of the Stock Purchase Plan that appears below is qualified in its entirety by reference to the full text of the Stock Purchase Plan set forth in Exhibit C.

General

   The Stock Purchase Plan and the right of participants to make purchases thereunder is intended to qualify as an "employee stock purchase plan" under the provisions of Section 423 of the Code. Employees of the Company and its designated subsidiaries are eligible to participate in the Stock Purchase Plan. Directors who are not employees are not eligible to participate. Any person who has been employed by the Company (or any of its majority-owned subsidiaries for whom the appropriate regulatory filings and action by the board of directors have been made) for at least 30 days, and works at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Stock Purchase Plan provided that the employee is employed on the enrollment date (the first day of an Offer Period) and subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees become participants in the Stock Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions at least 10 days prior to the enrollment date of the applicable offer period.

   An aggregate of 1,000,000 shares of the Company's common stock will be reserved for issuance under the Stock Purchase Plan and made available for purchase thereunder, subject to adjustment in the event of a stock split, stock dividend or other similar change in the common stock or the capital structure of the Company. Under the Stock Purchase Plan, an option is granted to each participant at the commencement of each six-month period (an "Offer Period") during which deductions are made from the pay of participants (in accordance with their authorizations) and credited to their accounts under the Stock Purchase Plan. The Administrator may specify purchase periods (shorter periods within an Offer Period) such that the option granted on the enrollment date shall be automatically exercised in successive installments on the last day of each purchase period ending within the Offer Period. A new six-month Offer Period commences on or about each January 1 and July 1. Payroll deductions may be from 1% to 10% (in whole percentage increments) of a participant's compensation. Participants may not make direct cash payments to their accounts. The maximum number of shares of common stock any employee may purchase in any Offer Period is 400 shares. Certain additional limitations on the amount of common stock which may be purchased in any calendar year are imposed by the Code. Notwithstanding the foregoing, (i) no employee will be permitted to subscribe for shares under the Stock Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock which may be purchased under the Stock Purchase Plan or pursuant to any other options), and (ii) no employee shall be granted an option which would permit the employee to buy pursuant to the Stock Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

   The price per share at which shares of common stock are purchased pursuant to the Stock Purchase Plan for any purchase period is the lesser of (a) 85% of the fair market value of common stock on the date of the grant of the option (the commencement of each Offer Period) or (b) 85% of the fair market value of common stock on the date of exercise of the option. Fair market value of the common stock for any date shall be the closing sales price for the common stock on the market trading day prior to the date of determination. On the last business day of each purchase period, amounts credited to the accounts of the participants who have neither been terminated from the employ of the Company (or designated subsidiary) nor withdrawn from the Stock Purchase Plan for such Offer Period are used to purchase shares of common stock. Only amounts credited to the accounts of participants may be applied to the purchase of shares of common stock under the Stock Purchase Plan. The number of shares of common stock which may be purchased is subject to adjustment in the event of a stock split, stock dividend or other similar change in the common stock or the capital structure of the Company. If the Administrator determines that on a given exercise date the number of shares with respect to which options are to be exercised may exceed (a) the number of shares then available for sale under the Stock Purchase Plan, or (b) the number of shares available for sale under the Stock Purchase Plan on the Enrollment Dates of one or more of the Offer Periods in which such Exercise Date is to occur, the Administrator is authorized to apportion the available shares remaining on such Enrollment Dates or Exercise Dates pro rata among participating employees on the basis of their election in effect for such Offer Period, and shall either continue all Offer Periods then in effect or terminate any one or more Offer Periods then in effect.

   The Company makes no cash contributions to the Stock Purchase Plan, but bears the expenses of administration. The Stock Purchase Plan is administered by either the Board of Directors of the Company or a committee of the Board, which has the authority to determine the terms and conditions under which shares are to be offered and corresponding options are to be granted under the Stock Purchase Plan for any Offer Period during the term of the Stock Purchase Plan, and to resolve all questions immediately relating to the administration of the Stock Purchase Plan.

   The Stock Purchase Plan will terminate on the date preceding the twentieth anniversary of its date of adoption, unless earlier terminated by the Administrator. A participant may increase or decrease the rate of his or her payroll deduction for the remainder of an Offer Period by filling out the appropriate form and delivering it to the Company (or its designee). The new rate will become effective with the first full payroll period commencing 10 days after the Company receives the form unless the Company elects to process changes more quickly, and will remain in effect for the entire Offer Period and each subsequent Offer Period. A participant's interest in a given purchase period may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Stock Purchase Plan. Such withdrawal may be elected at any time prior to the applicable exercise date. Any withdrawal by the participant of accumulated payroll deductions for a given Offer Period automatically terminates the participant's interest in that Offer Period. The failure to remain in the continuous employ of the Company (or a designated subsidiary) for at least 20 hours per week and more than five months in a calendar year during an Offer Period will be deemed to be a withdrawal from that Offer Period. No rights or accumulated payroll deductions of a participant under the Stock Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Stock Purchase Plan.

Certain Federal Income Tax Consequences

   The following discussion summarizes certain tax considerations for participants in the Stock Purchase Plan and certain tax effects to the Company. State, local and foreign tax consequences may differ. Amounts deducted from a participant's pay under the Stock Purchase Plan are part of the employee's regular compensation and remain subject to federal, state and local income and employment withholding taxes. A participant will not recognize any additional income at the time the participant elects to participate in the Stock Purchase Plan, or purchases common stock under the Stock Purchase Plan. If a participant disposes of common stock purchased pursuant to the Stock Purchase Plan within two years after the first day of the Offer Period or within one year of the purchase of common stock (the "Minimum Holding Period"), the participant will recognize, for federal tax purposes, ordinary compensation income at the time of disposition of the common stock in an amount equal to the excess of the fair market value of the common stock on the day the common stock was purchased over the purchase price the participant paid for the common stock. This amount may be subject to withholding for taxes. In addition, a participant generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the common stock and the participant's basis in the common stock (that is, the purchase price plus the amount taxed as compensation income). If a participant disposes of common stock purchased pursuant to the Stock Purchase Plan at any time after the Minimum Holding Period, the participant will recognize, for federal tax purposes, ordinary compensation income at the time of such disposition in an amount equal to the lesser of (a) the excess (or zero if there is no excess) of the fair market value of the common stock at the time of such disposition over the amount paid for the common stock, or (b) 15% of the fair market value of the common stock on the first day of the purchase period. In addition, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the common stock and the participant's basis in the stock (that is, the purchase price plus the amount, if any, taxed as compensation income).

   Although the amounts deducted from a participant's pay under the Stock Purchase Plan generally are tax-deductible business expenses of the Company, the Company generally will not be allowed any additional deduction by reason of a participant's purchase of common stock under the Stock Purchase Plan. However, if a participant disposes of common stock purchased pursuant to the Stock Purchase Plan within the Minimum Holding Period, the Company should be entitled to a deduction in an amount equal to the compensation income recognized by the participant (subject to the requirements of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation). If a participant disposes of common stock purchased under the Stock Purchase Plan after the Minimum Holding Period, the Company will not receive any deduction for federal income tax purposes with respect to the common stock.

   The board of directors recommends a vote "FOR" adoption of the Company's 2000 Employee Stock Purchase Plan.

                                   PROPOSAL 5

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   The board of directors, upon recommendation of its audit committee, has selected the accounting firm of Arthur Andersen LLP to serve as our independent auditors with respect to the 2000 fiscal year to examine our financial statements for the fiscal year ending December 31, 2000 and to perform other appropriate accounting services.

   Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the shareholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting, the board of directors upon recommendation will consider other independent public accountants by the audit committee.

   To be approved, the appointment of Arthur Andersen LLP to serve as our independent auditors must be ratified by a majority of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy.

   The board of directors recommends a vote "FOR" ratification of the appointment of Arthur Andersen LLP as our independent public accountants for fiscal 2000.

                                   MANAGEMENT

   The table below sets forth certain information as of April 30, 2000 about the ages and positions of Pac-West's current directors, executive officers, and key employees:

Name                     Age                         Position(s)
----                     ---                         -----------
Executive Officers:
  Wallace W. Griffin....  61 President, Chief Executive Officer and Director
  John K. La Rue........  50 Executive Vice President and Director
  Richard E. Bryson.....  46 Chief Financial Officer
  Brian K. Johnson......  39 Senior Vice President and General Manager--Business Segment
  Joel A. Effron........  56 Senior Vice President--Sales and Marketing
  Dennis V. Meyer.......  62 Vice President--Finance and Treasurer
  Jason R. Mills........  28 Vice President--Network Operations
  Gregory Joksch........  44 Vice President--Information Technologies
  Harry Wilson..........  57 Vice President--Human Resources
  John F. Sumpter.......  52 Vice President--Regulatory
  H. Ravi Brar..........  31 Vice President--Business Development
Directors:
  Jerry L. Johnson......  52 Chairman of the Board of Directors
  David G. Chandler.....  42 Director
  Mark S. Fowler........  58 Director
  Samuel A. Plum........  55 Director
  Dr. Jagdish N. Sheth..  61 Director

   The present principal occupations and recent employment history of each of our current directors, executive officers, and key employees listed above are set forth below.

Nominees for Director

   Wallace W. Griffin has served as the President, Chief Executive Officer and a Director of Pac-West since September 1998. From 1994 to 1997, Mr. Griffin served as a Group President for a number of Jones International companies, including Jones Lightwave, Ltd., a competitive local exchange carrier, and Jones Education Company, a leader in using technology to deliver education. Concurrently, he was co-owner of a consulting and business development company, Griffin Enterprises, Inc. From 1987 through 1992, Mr. Griffin served as the President and Chief Executive Officer of U S West Marketing Resources Group, where he managed the $1 billion publishing, media software and advertising services division. Mr. Griffin has over thirty-five years experience in telecommunications, cable television, publishing and advertising. Mr. Griffin is also a director of DDx Incorporated.

   Jerry L. Johnson has served as our Chairman of the Board since September 1998. Since 1995, Mr. Johnson has been employed by Safeguard Scientifics, Inc., where he is the Executive Vice President overseeing the partner companies in the network infrastructure group. From 1985 to 1995, he worked at U S West in various positions, including Vice President, Network and Technology Services, which included managing U S West's largest division, supervising 21,000 management, engineering, technical and clerical employees. From 1983 to 1985, Mr. Johnson was President and CEO of Northwestern Bell Information Technologies. Mr. Johnson also serves as a Chairman of the Board of QuestOne Decision Sciences Corporation and Sotas Inc., and as a director of Extant, Inc., Vitts Network, Inc., Intellisource Group, Inc. and NexTone Communications, Inc.

   John K. La Rue founded Pac-West's predecessor, also known as Pac-West Telecomm, Inc., in 1980 and served as its President from 1980 until September 30, 1996 and as our President from our incorporation in 1996 until September 1998. Since September 1998, Mr. La Rue has served as our Executive Vice President of Technology and Network Operations and as a Director.

Continuing Directors

   David G. Chandler has served as one of our Directors since September 1998. Mr. Chandler is a Managing Director of William Blair Capital Partners, L.L.C., a Chicago-based private equity firm. In addition, Mr. Chandler is a Principal of William Blair & Company where he has been employed since 1987. Prior to joining William Blair & Company, he was an investment banker with Morgan Stanley & Co. Incorporated from 1984 to 1987. Mr. Chandler serves as a director of the following companies: Electronic Manufacturing Systems, Inc., Encore Paper Company, Gibraltar Packaging Group, Harmonic Systems Incorporated, Morton Grove Pharmaceuticals, Inc., Pharma Research Corporation, Engineering Materials Corp., Pre Delivery Services Corp, DJ Pharma, Sweetwater Sound, Inc. and The Plastics Group, Inc.

   Mark S. Fowler has served as one of our Directors since August 1999. Mr. Fowler is a founder and current Chairman of Assure Sat, Inc., a business formed for the purpose of operating telecommunications satellites that provide "backup" protection to satellite operators. In addition, Mr. Fowler founded and served as CEO of Power Fone, a business sold to Nextel Communications in 1994 for $400 million. He also was co-founder and chairman from 1996 to January 2000 of Unisite, Inc., a provider of tower space to wireless operating companies. From 1981 to 1987, Mr. Fowler served as Chairman of the Federal Communications Commission and practiced communications law with the law firm of Latham & Watkins from 1987 to 1994 as Senior Communications Counsel, and, from 1994 to present, as of counsel to the firm. Mr. Fowler serves as a director of Talk.com Inc. and Beasley Broadcast Group, Inc.

   Samuel A. Plum has served as one of our Directors since September 1998. Mr. Plum has been a Managing General Partner of the general partner of SCP Private Equity Partners, L.P. since its commencement in August 1996 and was employed by Safeguard from 1993 to 1996. From February 1989 to January 1993, Mr. Plum served as President of Charterhouse, Inc. and Charterhouse North American Securities, Inc., the U.S. investment banking and broker-dealer divisions of Charterhouse PLC, a merchant bank located in the United Kingdom. From 1973 to 1989, Mr. Plum served in various capacities in the investment banking divisions of Paine Webber Inc. and Blyth Eastman Dillon & Co., Inc. Mr. Plum has 22 years of investment banking, mergers and acquisitions and private equity investment experience. Mr. Plum also serves as a director of Index Stock Photography, Inc. and Metallurg Holdings, Inc.

   Dr. Jagdish N. Sheth has served as one of our Directors since July 1999. Dr. Sheth has also been the Charles H. Kellstadt Professor of Marketing in the Goizueta Business School since 1991 and is the founder of the Center for Relationship Marketing at Emory University. From 1984 to 1991, Dr. Sheth was the Robert E. Brookner Professor of Marketing at the University of Southern California and is the founder of its Center for Telecommunications Management. Dr. Sheth also serves as a director of Norstan, Inc.

Officers (Other than Officers Serving As a Director)

   H. Ravi Brar has served as our Vice President of Business Development since July, 1999. In addition, Mr. Brar serves as President and is a director of Installnet Inc., DBD Consulting, Inc. and US Net Solutions, Inc., each a recently acquired, wholly-owned subsidiary of Pac-West. Prior to joining us, Mr. Brar was employed with Xerox Corporation from 1991 to 1999, where he held several senior level business development and financial management positions, including Business Development Manager of Xerox's developing markets operations in China and Russia, and Area General Manager and Controller of Xerox's business services division in Pittsburgh, PA. Mr. Brar is responsible for oversight of Pac-West's business development and strategic planning activities, including mergers and acquisitions, growth markets, and strategic alliances.

   Richard E. Bryson has served as our Chief Financial Officer since November 1998. From 1992 to 1998, Mr. Bryson worked at Bank of America as a Managing Director in the Telecommunications Group providing emerging telecommunications companies with corporate finance and capital markets services. From 1989 to 1992, he was President and founder of MBIC, a fund investing in growth companies. From 1980 to 1989, he worked at Citibank in Mezzanine Investments and Capital Markets.

   Joel A. Effron has served as our Senior Vice President of Sales and Marketing since April 1997. From 1994 through 1997, Mr. Effron ran his own management consulting company called J. Effron & Associates. Prior to that, Mr. Effron served as President of three corporations, including Compath, a $35 million marketing, installation and service company for business telephone systems, Codart, a communication and entertainment start-up, and Zendex, a computer manufacturer. Mr. Effron has over 25 years of experience in the telecommunications industry with extensive senior management experience in marketing, planning, policies and procedures and manpower development.

   Brian K. Johnson has served as our Senior Vice President and General Manager--Business Segment since August 1999 and prior to that served as our Vice President of Sales since September 1998. Mr. Johnson has over 15 years of sales and sales management experience. Most recently, Mr. Johnson served for two years as Vice President and General Manager of WinStar Telecommunications, overseeing competitive local exchange carrier operations in the San Francisco Bay Area. Prior to joining WinStar, Mr. Johnson was employed by Metrocall for two years as Vice President and General Manager for the California and Nevada markets. His telecommunications sales management experience includes positions at Comverse Technology, LA Cellular and Harris Corporation.

   Gregory Joksch has served as our Vice President of Information Technologies since September 1998. From 1992 to 1998, he served as Director of Information Technologies and was responsible for our information technology systems.

   Dennis V. Meyer served as our and our predecessor's Chief Financial Officer and Treasurer from 1994 until November 1998. In November 1998, Mr. Meyer was appointed Vice President--Finance and Treasurer. Prior to 1994, Mr. Meyer spent 12 years in public accounting at Ernst & Ernst, now Ernst & Young, a national accounting firm. Mr. Meyer is a certified public accountant with over twenty years of experience as a senior financial officer of several manufacturing and regulated transportation companies. Mr. Meyer also served as an officer in the Air Artillery Branch of the U.S. Army.

   Jason R. Mills has served as Vice President of Network Operations since 1997. Mr. Mills joined our predecessor in 1986 and has been serving as our Director of Network Operations for the past five years. Mr. Mills also serves as a director of Utility Telephone, Inc.

   John F. Sumpter has served as our Vice President of Regulatory since July, 1999. He has over 28 years of experience in the telecommunications industry. Prior to joining us, he was employed with AT&T from 1984 to 1999, where he held several executive legal regulatory positions, including Division Manager of Law and Government Affairs, District Manager of Switched Services Product Management, and District Manager of Marketing. Mr. Sumpter is responsible for our relations with government regulatory agencies, regulatory compliance and intercarrier relations.

   Harry Wilson has served as our Vice President of Human Resources since April 2000. From 1998 until joining us, he served as the Corporate Director of Human Resources for Sumiden Wire Products Corporation. Mr. Wilson was the Director of Employee Relations for Packard Bell NEC from 1994 until 1998. He is currently responsible for human resource management.

Information About the Board of Directors

   All members of the board of directors set forth in this report were elected in accordance with a shareholders agreement that was entered into in connection with our recapitalization in September 1998. The provisions of the shareholders agreement relating to the nomination and election of directors terminated upon completion of the Company's initial public offering in November 1999. There are no family relationships between any of our directors or executive officers. Our executive officers are elected by and serve at the discretion of the board of directors.

   The board of directors met eight times during fiscal 1999. The board of directors has a standing audit, compensation and executive committees. Each director attended 75% or more of the meetings of the board of directors and any committees on which such director served during fiscal 1999.

   Audit Committee. The audit committee is currently composed of three directors: Messrs. Chandler, Fowler and Sheth. The audit committee makes recommendations to the board of directors regarding the selection of independent auditors, reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors and reviews such audit results. The audit committee met three times during fiscal 1999.

   Compensation Committee. The compensation committee is currently composed of two directors: Messrs. Fowler and Plum. The compensation committee makes recommendations to the board of directors regarding the compensation of our officers, awards under our compensation and benefit plans and compensation policies and practices. The compensation committee met three times during fiscal 1999.

   Executive Committee. The executive committee is currently composed of four directors: Messrs. Chandler, Griffin, Johnson and Plum.

Compensation of Directors

   Directors who are employed by us, including Mr. Griffin and Mr. La Rue, and directors who are affiliated with our principal shareholders, including Messrs. Chandler, Johnson and Plum, are not currently entitled to receive any compensation for serving on our board of directors. Our outside directors, Messrs. Fowler and Sheth, receive $5,000 per quarter as compensation for serving on our board of directors. In 1999, we granted each of Messrs. Fowler and Sheth stock options to purchase 35,000 shares of our common stock at a strike price of $2.14. The stock options will vest over a three-year period with 33 1/3% vesting at the end of each year. We pay for the reasonable out-of-pocket expenses incurred by each director in connection with attending board and committee meetings.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market, as required. These persons are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on a review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that during the fiscal year ended December 31, 1999 the Company's executive officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that Richard E. Bryson, Bay Alarm Company and Samuel A. Plum each filed a Form 4 after the required filing date.

                             EXECUTIVE COMPENSATION

   The following table summarizes the compensation we paid to our named executive officers, consisting of our chief executive officer and four most highly compensated executive officers for the fiscal year ended December 31, 1999. None of the perquisites and other benefits paid to each named executive officer exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by that officer. "All Other Compensation" reflects matching contributions we made under our 401(k) plan plus group life and disability insurance premiums paid by us on behalf of such officer. The amount listed under "All Other Compensation" includes $18,419 of life insurance and long-term disability insurance premiums we paid on behalf of Mr. Griffin and includes $2,539 of long-term disability insurance premiums we paid on behalf of Mr. La Rue.

                        1999 Summary Compensation Table

                                                          Regular   All Other
Name and Principal Position Held                  Salary   Bonus   Compensation
---------------------------------                -------- -------- ------------
Wallace W. Griffin.............................. $350,000 $350,000   $23,845
 President, Chief Executive Officer and Director
John K. La Rue..................................  350,000  140,000     7,746
 Executive Vice President and Director
Richard E. Bryson...............................  225,000   90,000     3,783
 Chief Financial Officer
Brian K. Johnson................................  150,370   56,000     3,648
 Senior Vice President and General Manager --
  Business Segment
Jason R. Mills..................................  185,000   50,000     5,341
 Vice President -- Network Operations

1999 Stock Incentive Plan

   The Current Incentive Plan authorizes the granting of stock options, including restricted stock, SARS, dividend equivalent rights, performance units, performance shares or other similar rights or benefits to our or our subsidiaries' current or future employees, directors, consultants, advisors. Under the Current Incentive Plan, the board of directors is authorized to issue options to purchase shares of common stock in such quantity, at such exercise prices, on such terms and subject to such conditions as established by the board. An aggregate of 3,150,000 shares of common stock have been authorized and reserved for option grants under the Current Incentive Plan and the employment agreements of Messrs. Griffin and Bryson, subject to adjustment upon the occurrence of certain events to prevent any dilution or expansion of the rights of participants that might otherwise result from the occurrence of such events. As described in this Proxy Statement, the board of directors has adopted the amendment and restatement of the Current Incentive Plan. Among other changes, the Amended Incentive Plan authorizes and reserves 5,375,500 shares of common stock for option grants. The Company's shareholders are being asked to approve the Amended Incentive Plan in connection with the Annual Meeting. As of December 31, 1999, we had granted options outstanding with respect to 2,224,650 shares of common stock, including those granted under the employment agreements. No options have been exercised through December 31, 1999.

   The amounts shown for realizable potential value are calculated assuming that the market value of the common stock was equal to the exercise price per share as of the date of grant of the options. This value is the approximate price per share at which shares of the common stock would have been sold in private transactions on or about the date on which the options were granted. The dollar amounts under these columns assume a compounded annual market price increase for the underlying shares of the common stock from the date of grant to the end of the option term of 5% and 10%. This format is prescribed by the SEC and is not intended to forecast future appreciation of shares of the common stock. The actual value, if any, a named officer may realize will depend on the excess of the market price for shares of the common stock on the date the option is exercised over the exercise price. Accordingly, there is no assurance that the value realized by a named officer will be at or near the value estimated below.

                             Option Grants in 1999

   The table below provides information regarding stock options granted to the named executive officers during 1999. None of the named executive officers received SARs. All options referred to below are exercisable to purchase shares of our common stock.

                                                                              Potential
                                                                         Realizable Value at
                                                                           Assumed Annual
                                                                           Rates of Stock
                          Number of   % of Total                         Price Appreciation
                         Securities    Options                                   for
                         Underlying   Granted to  Exercise or                Option Term
                           Options   Employees in Base Price  Expiration -------------------
Name                     Granted (#) Fiscal Year    ($/Sh)       Date              10% ($)
----                     ----------- ------------ ----------- ----------  5% ($)  ----------
Wallace W. Griffin......   137,847        8.3%      $10.00    11/03/2009 $867,000 $2,197,000
John K. LaRue...........   224,000       13.5         2.14    02/28/2009  301,000    764,000
Richard E. Bryson.......    86,153        5.2        10.00    11/03/2009  542,000  1,373,000
Brian K. Johnson........    70,000        4.2         2.14    04/01/2009   94,000    239,000
Brian K. Johnson........    35,000        2.1         2.14    07/01/2009   47,000    119,000
Jason R. Mills..........   105,000        6.3         2.14    02/28/2009  141,000    358,000

                 Outstanding Stock Options and Year-End Values

   The following table sets forth information regarding the number and value of unexercised stock options held by each of the named executive officers as of December 31, 1999. None of the named executive officers exercised stock options in 1999.

                                                      Value of Unexercised In-
                            Number of Unexercised     the-Money Options at Year
Name                         Options at Year End                 End
----                     --------------------------- ---------------------------
                         Exercisable Non-Exercisable Exercisable Non-Exercisable
                         ----------- --------------- ----------- ---------------
Wallace W. Griffin......   487,847             0     $11,381,000   $        0
John K. LaRue...........         0       224,000               0    5,457,000
Richard E. Bryson.......   159,070       145,833       3,293,000    3,821,000
Brian K. Johnson........         0       105,000               0    2,558,000
Jason R. Mills..........         0       105,000               0    2,558,000

Qualified 401(k) and Profit Sharing Plan

   We maintain a tax-qualified 401(k) plan. Employees who are 18 years of age may elect to participate in the plan after completing six months of service with us. We match 50% of employee contributions up to 6% of compensation deferred. Our matching contributions vest at a rate 20% per year starting with the employee's second year of service. Although we have not historically done so, we may also make discretionary profit-sharing contributions to all employees who satisfy plan participation requirements.

Pension Plans

   We do not maintain a pension plan.

Employment Agreements

   Messrs. Wallace W. Griffin, John K. La Rue, Richard E. Bryson and Jason R. Mills have each entered into employment agreements with us. The employment agreements provide for initial base salaries and bonuses upon our achievement of certain objective and subjective criteria and contain terms as follows:

                                                                 Initial
Employee                              Effective Date    Term   Base Salary Bonus
--------                            ------------------ ------- ----------- -----
Wallace W. Griffin................. September 16, 1998 3 years  $350,000    40%
John K. La Rue..................... September 16, 1998 2 years  $350,000    40%
Richard E. Bryson.................. October 30, 1998   2 years  $225,000    40%
Jason R. Mills..................... September 16, 1998 2 years  $180,000    25%

   The employment agreements also provide for participation in all benefit plans made available to our executives.

   Each of the employment agreements may be terminated earlier by us or the respective executive under certain conditions.

   In connection with their respective employment agreements, Mr. Griffin purchased 525,000 shares of common stock for an aggregate purchase price of $250,000 and Mr. Bryson purchased 87,458 shares of common stock for an aggregate purchase price of $41,667. In each case, the executives purchased said shares through a combination of cash and promissory notes, the payments of which notes were secured by pledge agreements pledging all of the stock so purchased. We have a right to repurchase such shares in the event of the termination of such executive's employment with us for any reason. In addition, their respective employment agreements granted to Mr. Griffin and Mr. Bryson options to purchase 350,000 shares and 218,750 shares, respectively, of common stock at a purchase price of $0.48 per share.

   Upon termination by us without cause, as defined in the respective employment agreement, that executive will be entitled to receive severance payments which, subject to certain conditions, equal:

 . in the case of Mr. La Rue, base salary for the remainder of the term of employment under the employment agreement plus the one-year period thereafter;

 . in the case of Mr. Griffin, base salary for the greater of the remainder of the term of employment under the employment agreement or the six-month period thereafter;

 . in the case of Mr. Bryson, base salary for one year following termination plus our payment of all health insurance premiums with respect to Mr. Bryson's continuation coverage rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any similar statute or regulation then in effect, for a maximum of the one-year period after such termination; and

 . in the case of Mr. Mills base salary for the remainder of the term of employment under the employment agreement.

   If the employment period is terminated as a result of the executive's disability, then the executive and/or his estate or beneficiaries, as the case may be, will be entitled to receive benefits under our employee benefit programs as in effect on the date of such termination to the extent permitted under such programs and, in addition, will be entitled to receive:

 . an amount equal to that executive's base salary for the one-year period after the termination of the employment period; and

 . the amount of any annual bonus otherwise payable to the executive for the fiscal year in which executive's employment is terminated, except that the amount of any such annual bonus otherwise payable will be allocated on the basis of the number of days during such fiscal year that executive was employed by us.

   If the employment period is terminated as a result of the executive's death, then the executive and/or his estate or beneficiaries, as the case may be, will be entitled to receive benefits under our employee benefit programs as in effect on the date of such termination to the extent permitted under such programs and, in addition, will be entitled to receive the amount of any annual bonus otherwise payable to the executive for the fiscal year in which the executive's employment is terminated, except that the amount of any such annual bonus otherwise payable will be allocated on the basis of the number of days during such fiscal year that the executive was employed by us. If we terminate the employment period for cause or if the executive resigns for any reason, other than a termination without cause under the respective employment agreement, then the executive will be entitled to receive his base salary through the date of termination and we will have no further liability whatsoever to executive.

   Each of the executives has agreed to forfeit any severance obligations owing to such executives in the event they breach certain noncompetition provisions. See "Certain Relationships and Related Transactions -- Non-Competition; Non-Solicitation; Confidentiality Agreements."

Compensation Committee Interlocks and Insider Participation

   The compensation committee of the board of directors currently consists of three directors, none of which are executive officers or employees of our company. There are no director interlocking relationships.

Compensation Committee Report on Executive Officers Compensation

   The compensation committee of the board of directors has prepared the following report on policies with respect to the compensation of executive officers.

   The compensation committee is responsible for establishing salaries, incentives and other forms of compensation for our directors, officers and key employees and for administering our equity incentive plans, including the 1999 Stock Incentive Plan and, if approved by the shareholders, the 2000 Stock Purchase Plan, and other incentive and benefit plans.

   The Company has developed a compensation program designed to attract, retain, and motivate executives, and to reinforce and complement sound management practices. In addition, the compensation committee seeks to align the executives' interests with those of the Company and its shareholders by providing executives with the potential for equity ownership. Our compensation program focuses on annual base salary; annual incentive compensation; and performance-based compensation consisting of equity-based awards.

   The compensation committee focuses on the financial and operational performance of the Company, the competitive nature of the marketplace, and performance of the executive in determining an individual executive's annual compensation package.

   Base salaries for our executive officers are determined by evaluating a number of subjective factors, including, among others, the level and scope of responsibilities associated with the position held, the experience of the individual, and the individual's contribution to our performance. Some attention is also given to base salaries for comparable positions at comparable companies within our industry. No specific weight was given to any of these factors because each of the factors was considered significant and the relevance of certain factors varied among the executive officers.

   We consider the payment of cash bonuses an important component of the incentive compensation provided to each of its executive officers. The determination of whether bonuses should be paid or, if paid, the magnitude of such bonuses, is based on a number of factors, including corporate and individual performance, and is largely a subjective determination of the compensation committee.

   The compensation committee uses grants of stock options to deliver a competitive compensation package that motivates executives to make decisions that will increase the value of our common stock, thus providing an appropriate focus on our long-term growth.

   During 1999, Wallace W. Griffin, our President and Chief Executive Officer, received an annual base salary established by an Employment Agreement, dated September 16, 1998, entered into by the Company and Mr. Griffin prior to the formation of the compensation committee. Mr. Griffin received an incentive bonus which equaled 100% of his base salary on the basis of the Company's performance in 1999, the achievement of certain goals, including completion of the Company's initial public offering of common stock in November 1999, the Company's continued expansion into new markets, and other subjective criteria reviewed by the compensation committee.

   Mr. Griffin also was granted options to purchase an additional 137,847 shares of common stock at the initial public offering price of $10.00 per share. This grant was based on the criteria described above and is designed to further align Mr. Griffin's long-term interests with those of the Company and its shareholders. The compensation committee believes this compensation package is generally competitive with the salaries of Chief Executive Officers in companies that compete with us, although precise comparisons may be misleading because our competitors include both start-up companies and companies of greater size than us.

   The compensation committee believes that the executive compensation policies described in this report are in the best interests of the Company and its shareholders. The various compensation mechanisms used by us maintain an appropriate balance between motivating achievement of short-term goals and strategically leading in a direction to provide long-term success. The compensation committee will continue to monitor the effectiveness of our total compensation program to ensure that it meets our needs.

                                          COMPENSATION COMMITTEE

                                          Mark S. Fowler
                                          Samuel A. Plum

                               Performance Graph

   The following graph compares our cumulative total stockholder return on an investment of $100 since November 3, 1999, the day prior to our initial trading date, with that of the Nasdaq Composite Index and the Nasdaq Telecommunications Index.


     Measurement
       Period
    (November 3,
        1999                                            Pac-
 toDecember 31, 1999)                                   West   Nasdaq CI Nasdaq TI
---------------------                                  ------- --------- ---------
   November 3, 1999................................... $100.00  $100.00   $100.00
   December 31, 1999.................................. $265.00  $132.81   $121.69

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding ownership of our common stock as of April 30, 2000 for: (1) each person who we know owns beneficially more than 5% of our outstanding common stock; (2) each of our current directors and named executive officers; and (3) all of our current directors and executive officers as a group.

                                     Number of Shares           Percent
        Beneficial Owner          Beneficially Owned (1) Beneficially Owned (2)
        ----------------          ---------------------- ----------------------
Significant Stockholders:
  Bay Alarm Securities L.L.C.....       4,890,930(3)              13.7%
   925 Ygnacio Valley Road
   Walnut Creek, CA 94596
  SCP Private Equity Partners,
   L.P...........................       3,652,649(4)              10.2
   435 Devon Park Drive, Building
    300
   Wayne, PA 19087
  William Blair Capital Partners
   VI, L.P.......................       3,652,649(5)              10.2
   222 West Adams Street
   Chicago, IL 60606
  TL Ventures III L.P. and
   related entities..............       3,258,826(6)               9.1
   700 Building
   435 Devon Park Drive
   Wayne, PA 19087-1990
  Safeguard Scientifics, Inc. and
   related entities..............       2,375,223(7)               6.6
   800 The Safeguard Building
   435 Devon Park Drive
   Wayne, PA 19087
Directors and Named Executive
 Officers:
  Richard E. Bryson..............         245,528(8)                 *
  David G. Chandler..............       3,652,649(9)              10.2
  Mark S. Fowler.................           1,000(10)                0
  Wallace W. Griffin.............       1,012,847(11)              2.8
  Brian K. Johnson...............          26,250(12)                *
  Jerry L. Johnson...............          30,043(13)                *
  John K. La Rue.................         914,888(14)              2.6
  Jason R. Mills.................          37,250(15)                *
  Samuel A. Plum.................       3,667,649(16)             10.2
  Jagdish N. Sheth...............           2,000(17)                *
All of Pac-West's directors and
 executive officers as a group
 (18 persons)....................       9,590,104(18)             26.3

--------
 (1) The number of shares includes shares of common stock subject to options exercisable within sixty (60) days of April 30, 2000.
 (2) Shares of common stock exercisable within sixty (60) days of April 30, 2000 are considered outstanding for the purpose of determining the percent of the class held by the holder of such options, but not for the purpose of computing the percentage held by others. Percentages of less than one
     (1) percent are denoted by an asterisk.
 (3) Based solely upon information provided by Bay Alarm Company, the sole member of Bay Alarm Securities LLC ("Bay Alarm"), Bay Alarm is the direct beneficial owner of 4,890,930 shares of common stock.
 (4) Based solely upon a Schedule 13G, dated March 10, 2000, filed jointly by SCP Private Equity Partners, L.P. ("Equity Partners"), SCP Private Equity Management, L.P. ("Equity Management"), Winston Churchill ("Churchill"), Samuel A. Plum ("Plum"), and Safeguard Capital Management, Inc. ("Capital

    Management"), Equity Partners is the direct beneficial owner of 3,652,649 shares of common stock. Equity Management, by virtue of it being the general partner of Equity Partners, may be deemed to be the beneficial owner of the shares of common stock owned by Equity Partners. In addition, Churchill, Plum and Capital Management, by virtue of their being general partners of Equity Management, may also be deemed to be the beneficial owner of the shares of common stock owned by Equity Partners. Each of Equity Management, Churchill, Plum and Capital Management disclaims any direct or indirect beneficial ownership of the 3,652,649 shares of common stock owned by Equity Partners.
 (5) Based solely upon a Schedule 13G, dated February 14, 2000, filed jointly by William Blair Capital Partners VI, L.P. ("WB Partnership") and William Blair Capital Partners VI, L.L.C. ("WB LLC"), WB Partnership is the direct beneficial owner of 3,652,649 shares of common stock. WB LLC, by virtue of it being the general partner of WB Partnership, may be deemed to be the beneficial owner of the shares of common stock owned by WB Partnership. WB LLC disclaims beneficial ownership of the 3,652,649 shares of common stock owned by WB Partnership.
 (6) Based solely upon a Schedule 13G, dated February 10, 2000, filed jointly by TL III, TL Offshore, TL Interfund, TL Ventures III, LLC, TL Ventures III Management, LP, TL Ventures III Offshore and TL Ventures Offshore Partners, LP, TLIII, TL Offshore and TL Interfund are the direct beneficial owners of 2,623,878, 549,264 and 85,684 shares of common stock, respectively. TL Ventures III Management, LP, by virtue of it being the general partner of TL III and TL III Interfund and TL Ventures III, LLC, by virtue of it being the general partner of TL Ventures III Management, LP, may be deemed to be the beneficial owner of the 2,623,878 and 85,684 shares of common stock owned by TL III and TL Interfund, respectively. TL Ventures Offshore Partners, LP, by virtue of it being the general partner of TL Offshore, and TL Ventures III Offshore, Ltd., by virtue of it being the general partner of TL Ventures Offshore Partners, LP, may be deemed to be the beneficial owner of the 549,264 shares of common stock owned by TL Offshore.
 (7) Based solely upon information provided by Safeguard Scientifics, Inc. ("Safeguard"), the shares are owned of record by Safeguard 98 Capital L.P. Safeguard Delaware, Inc., a wholly owned subsidiary of Safeguard, is the sole general partner of Safeguard 98 Capital L.P. and has sole authority and responsibility for all acquisition, voting and disposition decisions regarding such shares. The shares exclude the following shares of common stock held by other entities in which Safeguard has a pecuniary interest: 393,824 shares held by Enertech Capital Partners L.P., 3,652,649 shares held by SCP Private Equity Partners, L.P., 2,623,878 shares held by TL Ventures III L.P., 85,684 shares held by TL Ventures III Interfund, and 549,264 shares held by TL Ventures III Offshore L.P. Safeguard Scientifics (Delaware), Inc. ("Safeguard Delaware"), a wholly owned subsidiary of Safeguard, is a member of Enertech Management L.L.C., the general partner of Enertech Management L.P., which is the general partner of Enertech Capital Partners L.P., and holds a limited partnership interest in the fund. Safeguard Capital Management, Inc., a wholly owned subsidiary of Safeguard Delaware, is a general partner of SCP Private Equity Management L.P., the general partner of SCP Private Equity Partners L.P., and holds a limited partnership interest in the fund. Safeguard Delaware is a member of TL Ventures III LLC, the general partner of TL Ventures III Management L.P., which is the general partner of TL Ventures III L.P. and TL Ventures III Interfund, and holds a limited partnership interest in TL Ventures III Management L.P. Safeguard Delaware is also a shareholder of TL Ventures III Offshore Ltd., the general partner of TL Ventures III Offshore Partners L.P., which is the general partner of TL Ventures III Offshore L.P., and holds a limited partnership interest in TL Ventures III Offshore Partners L.P. Safeguard disclaims beneficial ownership of the shares owned by these entities.
 (8) The shares of common stock shown as beneficially owned by Mr. Bryson include 159,070 shares subject to options. In addition, Mr. Bryson is the direct beneficial owner of 21,458 shares of common stock. Mr. Bryson, by virtue of his being a co-trustee for each of the Lauren E. Bryson Irrevocable Trust, dated December 29, 1999 (the "Lauren Bryson Trust"), the Anna C. Bryson Irrevocable Trust, dated December 29, 1999 (the "Anna Bryson Trust") and the William H. Bryson Irrevocable Trust, dated December 29, 1999 (the "William Bryson Trust"), may be deemed to be the beneficial owner of the 22,000 shares of common stock owned by each of the Lauren Bryson Trust, the Anna Bryson Trust and the William

    Bryson Trust. Mr. Bryson disclaims beneficial ownership of the 66,000 shares of common stock held by the Lauren Bryson Trust, the Anna Bryson Trust and the William Bryson Trust.
 (9) Mr. Chandler, by virtue of his being a managing director of WB LLC, may be deemed to be the beneficial owner of 3,652,649 shares of common stock owned by WB Partnership. Mr. Chandler expressly disclaims beneficial ownership of any shares owned by WB Partnership.
(10) The shares of common stock shown as beneficially owned by Mr. Fowler include 1,000 shares of common stock owned directly by Mr. Fowler.
(11) The shares of common stock shown as beneficially owned by Mr. Griffin include 487,847 shares subject to options and 245,000 shares of common stock owned directly by Mr. Griffin. In addition, Mr. Griffin, by virtue of his being a general partner of Griffin Family Limited Liability Partnership, L.L.P. ("Griffin LLP"), may be deemed to be the beneficial owner of 280,000 shares of common stock owned by Griffin LLP.
(12) The shares of common stock shown as beneficially owned by Mr. Johnson include 8,750 shares subject to options and 17,500 shares of common stock owned directly by Mr. Johnson.
(13) The shares of common stock shown as beneficially owned by Mr. Johnson include 29,929 shares of common stock owned directly by Mr. Johnson. In addition, Mr. Johnson, by virtue of his participation in a 401(K) plan, may be deemed to be the beneficial owner of 114 shares of common stock owned directly by such 401(K) plan.
(14) The shares of common stock shown as beneficially owned by Mr. La Rue include 56,000 subject to options and 680,668 shares of common stock owned directly by Mr. La Rue. In addition, Mr. La Rue, by virtue of his being the trustee of the Jason R. Mills and Jennifer L. Mills Irrevocable Trust, dated September 14, 1998 (the "Mills Trust"), may be deemed to be the beneficial owner of 178,220 shares of common stock owned by the Mills Trust. Mr. La Rue expressly disclaims beneficial ownership of the shares of common stock owned by the Mills Trust.
(15) The shares of common stock shown as beneficially owned by Mr. Mills include 26,250 shares of common stock subject to options and 11,000 shares of common stock owned directly by Mr. Mills.
(16) The shares of common stock shown as beneficially owned by Mr. Plum include 15,000 shares of common stock owned directly by Mr. Plum. In addition, Mr. Plum, by virtue of his being the managing general partner of Equity Partners, may be deemed to be the beneficial owner of 3,652,649 shares owned by Equity Partners. Mr. Plum expressly disclaims beneficial ownership of the shares of common stock owned by Equity Partners.
(17) The shares of common stock shown as beneficially owned by Dr. Sheth include 2,000 shares of common stock owned directly by Dr. Sheth.
(18) The shares of common stock shown as beneficially owned by all of Pac-West's directors and executive officers as a group include the shares of common stock beneficially owned by the directors and the named executive officers as well as 84,700 shares of common stock beneficially owned by executive officers other than the named executive officers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Recapitalization

   Our recapitalization was completed on September 16, 1998 in accordance with the merger agreement between us, Bay Alarm Company and John K. La Rue, the preexisting investors, and PWT Acquisition Corp. a corporation newly formed by an equity investment group led by Safeguard 98 Capital, L.P. and William Blair Capital Partners L.L.P. to effect the recapitalization.

   Under the merger agreement, Mr. La Rue and Bay Alarm Company were entitled to receive additional consideration of up to $20 million in the event that certain billings under dispute were received subject to the recapitalization.

   On September 9, 1999, Pac-West entered into a settlement agreement with Pacific Bell regarding claims for unpaid reciprocal compensation under our prior interconnection agreement. Under the terms of the settlement agreement, Pacific Bell agreed to pay $20.0 million to Pac-West and $20.0 million in the aggregate to Mr. La Rue and Bay Alarm Company in settlement of those claims. As a result of these payments, the terms of our September 1998 merger agreement requiring additional distributions to these shareholders have been satisfied.

   In accordance with the merger agreement, Mr. La Rue and Bay Alarm Company have agreed to indemnify us and certain of our related parties for all liabilities and other losses arising from, among other things:

     (1) any breach by Pac-West of any representation, warranty, covenant or agreement we made in the merger agreement or in any schedule, exhibit, or other related document;

     (2) any claims of any brokers, finders, our employees or consultants relating to the transactions contemplated by the merger agreement not specifically set forth in or contemplated by the merger agreement; or

     (3) any claim by any person other than PWT Acquisition Corp. or its affiliates with respect to, or arising as a result of, any reorganization, liquidation, dissolution, recapitalization, non due course borrowing, merger, consolidation, sale or purchase of assets or similar transactions proposed prior to closing of the merger; provided that Mr. La Rue and Bay Alarm Company receive notice of such loss within the applicable time periods set forth in the merger agreement.

   Subject to certain exceptions, Mr. La Rue and Bay Alarm Company do not have any obligation to indemnify any of the indemnified parties from any losses caused by the breach or alleged breach of any representation or warranty contained in the merger agreement until the indemnified parties collectively suffer related aggregate losses in excess of $500,000, which acts as a deductible. Mr. La Rue and Bay Alarm Company have an obligation to indemnify the indemnified parties for all losses suffered by any of the indemnified parties in excess of the deductible, provided that Mr. La Rue and Bay Alarm Company do not have any obligation to indemnify the indemnified parties from such aggregate losses in excess of an indemnity cap of $15.0 million. Despite the above, breaches or alleged breaches of certain post-closing covenants or agreements contained in the merger agreement will not be subject to the deductible or the indemnity cap.

   The merger agreement contains representations and warranties typical of those kinds of agreements, including, for example, those relating to corporate organization and capitalization, the valid authorization, execution, delivery and enforceability of all transaction documents, the financial statements, the absence of material adverse changes in the business, assets, financial condition and results of operations, the absence of material undisclosed liabilities, tax matters, the quality and title of personal and real property, material contracts, intellectual property, employee benefits plans, environmental matters, compliance with laws, governmental authorizations, permits and licenses and insurance matters. Generally, our representations and warranties expire thirty days after receipt of the audited financial statements for fiscal 1999 except that those relating to tax matters survive until the expiration of the applicable statute of limitations and certain other representations and warranties which survive indefinitely.

   The foregoing summary of the material terms of the merger agreement and related matters does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the merger agreement, including the definitions of certain terms therein and the exhibits and schedules hereto.

Shareholders Agreements

   In connection with the acquisition of Installnet, Inc. and two other related companies ("Installnet") in February 2000, we entered into a shareholder agreement with the former shareholders of Installnet. The shareholder agreement provides that the shareholders may not sell, offer to sell or otherwise dispose of any shares of our common stock received in connection with the acquisition until August 4, 2000, at which time 50% of the shares of common stock issued to the shareholders will be released from these restrictions. The remaining 50% of the shares will be released from these restrictions on February 4, 2001.

Registration Agreement

   In connection with the recapitalization, all of our shareholders at that time entered into a registration agreement. In accordance with the registration agreement, at any time after May 7, 2000 each of the four equity investors in the recapitalization may request one registration at our expense under the Securities Act of 1933 of all or any portion of their Pac-West common stock on Form S-1 or other similar long-form registration and an unlimited number of Form S-2 or S-3 or other similar short-form registrations, provided that the aggregate offering value of the registrable securities requested to be registered in any long-form registration must equal at least $5 million in all long-form registrations and at least $1 million in all short-form registrations. In the event that any one of the four equity investors in the recapitalization makes such a demand registration request, all other parties to the registration agreement will be entitled to participate in such registration. The registration agreement will also grant to the parties thereto piggyback registration rights with respect to all other registrations of our common stock and we, subject to limited exceptions, will pay all expenses related to the piggyback registrations.

   In connection with the acquisition of Installnet in February 2000, we entered into a registration rights agreement with the former shareholders of Installnet. Pursuant to the terms of the registration rights agreement, the shareholders were granted piggyback registration rights with respect to certain offerings of our common stock, subject to the limitation on transfers contained in the shareholder agreement between the shareholders and Pac-West. As a result of these limitations, such shareholders are not eligible to request registration of our common stock held by them in connection with this offering.

Non-Competition; Non-Solicitation; Confidentiality Agreements

   In connection with the recapitalization and in accordance with the terms of the merger agreement, Mr. La Rue and Bay Alarm Company each have entered into a covenant not to compete with Pac-West, not to engage, and not to permit any affiliate to engage, for a noncompete period of two years after the closing date of the recapitalization in any business which:

     (1) provides telecommunication services of the type provided as of the closing date by Pac-West; or

     (2) provides services of the type which we have taken significant actions as of the closing date to begin providing or of the type we have indicated that we plan to begin providing in any business plan or similar document delivered to PWT Acquisition Corp. or our shareholders prior to the closing date, in each case within Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington, the province of British Columbia, Canada and the territories and jurisdictions of Mexico.

   The noncompete restrictions do not prohibit any party from being a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded; and provided further that the noncompete restrictions do not restrict the activities of any party to the extent such party has received the consent of our board of directors to such activities.

   In accordance with their respective employment agreements, Messrs. La Rue, Griffin, Bryson and Mills have agreed to forfeit any severance obligations owing to such executives in the event of their breach of similar noncompetition provisions. For purposes of Mr. Mills' agreement, the restricted territories include Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington, the province of British Columbia, Canada and the territories and jurisdictions of Mexico. For purposes of Mr. Griffin's and Mr. Bryson's respective agreements, the restricted territories include the United States of America, Canada and the territories and jurisdictions of Mexico.

   Messrs. La Rue, Griffin, Bryson, Mills and Bay Alarm have also agreed to maintain the confidentiality of our information and not to solicit our employees and customers as provided in the merger agreement or their respective employment agreements, as the case may be.

Other Transactions with Significant Stockholders

   Mr. Bruce A. Westphal, who served as our chairman of the board until the recapitalization and as a director of the Company until March 16, 2000, is the chairman of the board of both Bay Alarm Company and InReach Internet. As of March 1, 2000, an affiliate of Bay Alarm Company held approximately 13.7% of our outstanding common stock. Sales to Bay Alarm accounted for approximately $987,000, $1,211,000 and $912,000, or 3.3%, 2.9% and 1.0%, of our revenues for the years ended December 31, 1997, 1998 and 1999, respectively. In addition, Bay Alarm Company provides us with security monitoring services at its normal commercial rates. Bay Alarm Company purchased the real property at which our Oakland switch facility is located. In connection with that purchase, we negotiated a lease with Bay Alarm Company for our continued use of that commercial space. The monthly lease payments under the lease are approximately $13,000 effective December 1998. Sales to InReach Internet LLC accounted for approximately $1,122,000, $1,469,000 and $1,755,000, or 3.8%, 3.5% and 1.8%, of
our revenue for the years ended December 31, 1997, 1998 and 1999, respectively.

                          ANNUAL REPORT AND FORM 10-K

   Copies of our 1999 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, are being mailed with this Proxy Statement to each shareholder entitled to vote at the Annual Meeting of shareholders. Shareholders not receiving a copy of the Annual Report may obtain one by writing Mr. Dennis V. Meyer, Vice President--Finance, Treasurer and Assistant Secretary, Pac-West Telecomm, Inc., 4210 Coronado Avenue, Stockton, California 95204.

                      SUBMISSION OF SHAREHOLDER PROPOSALS
                          FOR THE 2001 ANNUAL MEETING

   Shareholder proposals for inclusion in the Proxy Statement to be issued in connection with the 2001 Annual Meeting of shareholders must be mailed to the Corporate Secretary, Pac-West Telecomm, Inc., 4210 Coronado Avenue, Stockton, California 95204, and must have been received by the Corporate Secretary on or before February 26, 2001. We will consider only proposals meeting the requirements of applicable federal securities laws and Securities and Exchange Commission rules promulgated thereunder.

                                          The Board of Directors

June 26, 2000

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                            PAC-WEST TELECOMM, INC.

                                   ARTICLE I

   The name of this Corporation is Pac-West Telecomm, Inc.

                                   ARTICLE II

   The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

   Section 1. Authorized Shares. The corporation is authorized to issue two classes of shares, to be designated common and preferred, respectively. The corporation is authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.

   Section 2. Preferred Shares. The shares of preferred stock may be issued in any number of series, as determined by the Board of Directors. The Board may, by resolution, establish the designation and number of shares of any such series, and may determine, alter or revoke the rights, preferences and restrictions pertaining to any wholly unissued series. The Board may thereafter, by resolution, alter the number of shares of any such series.

                                   ARTICLE IV

   Section 1. Elimination of Director Liability. The liability of directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

   Section 2. Indemnification. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under California law.

   Section 3. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article IV shall not adversely affect any right or protection of an agent of this Corporation existing at the time of such amendment, repeal or modification.

                                      * * * *

                                                                      EXHIBIT B

                            PAC-WEST TELECOMM, INC.

                           1999 STOCK INCENTIVE PLAN

                 (amended and restated as of January 29, 1999)
                   (amended and restated as of May 2, 2000)

   1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

   2. Definitions. As used herein, the following definitions shall apply:

     (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

     (b) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal and state securities laws, the corporate laws of California and, to the extent other than California, the corporate law of the state of the Company's incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

     (c) "Award" means the grant of an Option, Restricted Stock, SAR, Dividend Equivalent Right, Performance Unit, Performance Share, or other right or benefit under the Plan.

     (d) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

     (e) "Board" means the Board of Directors of the Company.

     (f) "Cause" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the
  Grantee's: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. At least 30 days prior to the termination of the Grantee's Continuous Service pursuant to (i) or (ii) above, the Company shall provide the Grantee with notice of the Company's or such Related Entity's intent to terminate, the reason therefor, and an opportunity for the Grantee to cure such defects in his or her service to the Company's or such Related Entity's satisfaction. During this 30 day (or longer) period, no Award issued to the Grantee under the Plan may be exercised or purchased.

     (g) "Code" means the Internal Revenue Code of 1986, as amended.

     (h) "Committee" means any committee appointed by the Board to administer the Plan.

     (i) "Common Stock" means the common stock of the Company.

     (j) "Company" means Pac-West Telecomm, Inc.

     (k) "Consultant" means any person (other than an Employee or, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

     (l) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence,
  (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

     (m) "Corporate Transaction" means any of the following shareholder-approved transactions to which the Company is a party:

       (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

       (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

       (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

       (iv) an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange
    Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities, but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

     (n) "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

     (o) "Director" means a member of the Board or the board of directors of any Related Entity.

     (p) "Disability" means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

     (q) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

     (r) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

     (s) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (t) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

       (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the NASDAQ National Market, whichever is applicable or (B) if the Common

    Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the NASDAQ Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

       (ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith and in a manner consistent with Section 260.140.50 of Title 10 of the California Code of
    Regulations.

     (u) "Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

     (v) "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

     (w) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

     (x) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (y) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (z) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

     (aa) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (bb) "Performance-Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

     (cc) "Performance Shares" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

     (dd) "Performance Units" means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

     (ee) "Plan" means this 1999 Stock Incentive Plan.

     (ff) "Post-Termination Exercise Period" means the period specified in the Award Agreement of not less than three (3) months commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee's Continuous Service, or such longer period as may be applicable upon death or Disability.

     (gg) "Registration Date" means the first to occur of (i) the closing of the first sale to the general public of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by, on or prior to the date of consummation of such Corporate Transaction, the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     (hh) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

     (ii) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

     (jj) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

     (kk) "Share" means a share of the Common Stock.

     (ll) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

   3. Stock Subject to the Plan.

     (a) Subject to the provisions of Section 11(a) below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 5,375,500 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

     (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

   4. Administration of the Plan.

     (a) Plan Administrator.

       (i) Administration with Respect to Employees, Directors and Consultants. With respect to grants of Awards to Employees, Directors or Consultants, the Plan shall be administered by (A) the Board or (B) a Committee (or a subcommittee of the Committee) designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

       (ii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

     (b) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers, Consultants, and Employees who are neither Directors nor Officers.

     (c) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

       (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

       (ii) to determine whether and to what extent Awards are granted hereunder;

       (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

       (iv) to approve forms of Award Agreements for use under the Plan;

       (v) to determine the terms and conditions of any Award granted hereunder;

       (vi) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

       (vii) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

       (viii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan; and

       (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

     (d) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

   5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

   6. Terms and Conditions of Awards.

     (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, sales or bonuses of Restricted Stock, SARs, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two
  (2) or more of them in any combination or alternative.

     (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

     (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

     (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

     (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

     (f) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

     (g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

     (h) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be five hundred thousand (500,000) Shares. In connection with a Grantee's commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional five hundred thousand (500,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 11(a), below. To the extent required by
  Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

     (i) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

     (j) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

     (k) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards may be transferred by gift or through a domestic relations order to members of the Grantee's Immediate Family to the extent provided in the Award Agreement or in the manner and to the extent determined by the Administrator.

     (l) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

   7. Award Exercise or Purchase Price, Consideration, Taxes and Reload
Options.

     (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

       (i) In the case of an Incentive Stock Option:

         (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

         (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

       (ii) In the case of a Non-Qualified Stock Option:

         (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

         (B) granted to any person other than a person described in the preceding paragraph, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

       (iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

       (iv) In the case of the sale of Shares:

         (A) granted to a person who, at the time of the grant of such Award, or at the time the purchase is consummated, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share purchase price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; or

         (B) granted to any person other than a person described in the preceding paragraph, the per Share purchase price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

       (v) In the case of other Awards, such price as is determined by the Administrator.

       (vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

     (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

       (i) cash;

       (ii) check;

       (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate ;

       (iv) if the exercise or purchase occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

       (v) with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

       (vi) any combination of the foregoing methods of payment.

     (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

     (d) Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

   8. Exercise of Award.

     (a) Procedure for Exercise; Rights as a Shareholder.

       (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement but in the case of an Option, in no case at a rate of less than twenty percent (20%) per year over five (5) years from the date the Option is granted, subject to reasonable conditions such as continued employment. Notwithstanding the foregoing, in the case of an Option granted to an Officer, Director or Consultant, the Award Agreement may provide that the Option may become exercisable, subject to reasonable conditions such as such Officer's, Director's or Consultant's Continuous Service, at any time or during any period established in the Award Agreement.

       (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 11(a), below.

     (b) Exercise of Award Following Termination of Continuous Service. In the event of termination of a Grantee's Continuous Service for any reason other than Disability or death (but not in the event of a Grantee's change of status from Employee to Consultant or from Consultant to Employee), such Grantee may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the Award to the extent that the Grantee was entitled to exercise it at the date of such termination or to such other extent as may be determined by the Administrator. The Grantee's Award Agreement may provide that upon the termination of the Grantee's Continuous Service for Cause, the Grantee's right to exercise the Award shall terminate concurrently with the termination of Grantee's Continuous Service. In the event of a Grantee's change of status from Employee to Consultant, an Employee's Incentive Stock Option shall convert automatically to a Non-Qualified Stock Option on the day three (3) months and one day following such change of status. To the extent that the Grantee is not entitled to exercise the Award at the date of termination, or if the Grantee does not exercise such Award to the extent so entitled within the Post-Termination Exercise Period, the Award shall terminate.

     (c) Disability of Grantee. In the event of termination of a Grantee's Continuous Service as a result of his or her Disability, Grantee may, but only within at least twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the Award to the extent that the Grantee was otherwise entitled to exercise it at the date of such termination; provided, however, that if such Disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three (3) months and one day following such termination. To the extent that the Grantee is not entitled to exercise the Award at the date of termination, or if Grantee does not exercise such Award to the extent so entitled within the time specified herein, the Award shall terminate.

     (d) Death of Grantee. In the event of a termination of the Grantee's Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post-Termination Exercise Period, the Grantee's estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the Award, but only to the extent that the Grantee was entitled to exercise the Award as of the date of termination, within at least twelve (12) months from the date of such termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Grantee was not entitled to exercise the Award, or if the Grantee's estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise such Award to the extent so entitled within the time specified herein, the Award shall terminate.

     (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

   9. Conditions Upon Issuance of Shares.

     (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

   10. Repurchase Rights. If the provisions of an Award Agreement grant to the Company the right to repurchase Shares upon termination of the Grantee's Continuous Service, the Award Agreement shall (or may, with respect to Awards granted or issued to Officers, Directors or Consultants) provide that:

     (a) the right to repurchase must be exercised, if at all, within ninety
  (90) days of the termination of the Grantee's Continuous Service (or in the case of Shares issued upon exercise of Awards after the date of termination of the Grantee's Continuous Service, within ninety (90) days after the date of the Award exercise);

     (b) the consideration payable for the Shares upon exercise of such repurchase right shall be made in cash or by cancellation of purchase money indebtedness within the ninety (90) day periods specified in Section 10(a);

     (c) the amount of such consideration shall (i) be equal to the original purchase price paid by Grantee for each such Share; provided, that the right to repurchase such Shares at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the Shares subject to the Award per year over five (5) years from the date the Award is granted (without respect to the date the Award was exercised or became exercisable), and (ii) with respect to Shares, other than Shares subject to repurchase at the original purchase price pursuant to clause (i) above, not less than the Fair Market Value of the Shares to be repurchased on the date of termination of Grantee's Continuous Service; and

     (d) the right to repurchase Shares, other than the right to repurchase Shares at the original purchase price pursuant to clause (i) of Section 10(c), shall terminate on the Registration Date.

   11. Adjustments Upon Changes in Capitalization or Corporate Transaction.

     (a) Adjustments upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

     (b) Corporate Transaction. In the event of a Corporate Transaction each Award held by the Company's Chief Executive Officer, Chief Financial Officer and Executive Vice President of Technology and Network Operations which is at the time outstanding under the Plan shall automatically become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Awards. Effective upon the consummation of the Corporate Transaction, all such Awards under the Plan shall terminate immediately prior to the specified effective date of the Corporate Transaction unless the Award is assumed by the successor corporation or Parent thereof in connection with the Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, all other Awards under the Plan will terminate immediately prior to the specified effective date of the Corporate Transaction, unless the Award is assumed by the successor corporation or Parent thereof in connection with the Corporate Transaction.

   12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 16, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

   13. Amendment, Suspension or Termination of the Plan.

     (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

     (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

     (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

   14. Reservation of Shares.

     (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

   15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

   16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement-Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

   17. Board and Shareholder Approval. The Plan was adopted by the Board during January of 1999. On January 29, 1999, the Board adopted an amendment and restatement of the Plan to revise the provisions of Section 11(b) relating to the exercisability and termination of Awards under the Plan in the event of a Corporate Transaction. On May 2, 2000, the Board adopted and approved an amendment and restatement of the Plan (a) to increase the number of Shares available for issuance under the Plan and (b) to adopt a limit on the maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Code, which amendments are subject to approval by the stockholders of the Company.

   18. Information to Grantees. The Company shall provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, copies of financial statements at least annually.

                                                                       EXHIBIT C

                            PAC-WEST TELECOMM, INC.

                       2000 EMPLOYEE STOCK PURCHASE PLAN

   The following constitute the provisions of the 2000 Employee Stock Purchase Plan of Pac-West Telecomm, Inc.

   1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

   2. Definitions. As used herein, the following definitions shall apply:

     (a) "Administrator" means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

     (b) "Applicable Laws" means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Change in Control" means a change in ownership or control of the Company effected through the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities.

     (e) "Code" means the Internal Revenue Code of 1986, as amended.

     (f) "Common Stock" means the common stock of the Company.

     (g) "Company" means Pac-West Telecomm, Inc., a California corporation.

     (h) "Compensation" means an Employee's base salary, overtime, commissions and bonuses from the Company or one or more Designated Parents or Subsidiaries, including such amounts of base salary as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code. Compensation does not include reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee's behalf by the Company or one or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

     (i) "Corporate Transaction" means any of the following transactions:

       (1) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

       (2) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with complete liquidation or dissolution of the Company;

       (3) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

       (4) acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange
    Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction

     (j) "Designated Parents or Subsidiaries" means the Parents or Subsidiaries which have been designated by the Administrator from time to time as eligible to participate in the Plan.

     (k) "Effective Date" means the date the Administrator deems appropriate to commence the first Offer Period. However, should any Designated Parent or Subsidiary become a participating company in the Plan after such date, then such entity shall designate a separate Effective Date with respect to its employee-participants.

     (l) "Employee" means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual's employer. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave, for purposes of determining eligibility to participate in the Plan.

     (m) "Enrollment Date" means the first day of each Offer Period.

     (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (o) "Exercise Date" means the last day of each Purchase Period.

     (p) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

       (1) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a share of Common Stock for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a share of Common Stock on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

       (2) In the absence of an established market of the type described in
    (1), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

     (q) "Offer Period" means an Offer Period established pursuant to Section 4 hereof.

     (r) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (s) "Participant" means an Employee of the Company or Designated Parent or Subsidiary who is actively participating in the Plan.

     (t) "Plan" means this Employee Stock Purchase Plan.

     (u) "Purchase Period" means a period specified as such pursuant to
  Section 4(b) hereof.

     (v) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

     (w) "Reserves" means the sum of the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

     (x) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

   3. Eligibility.

     (a) General. Any individual who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan for the Offer Period commencing with such Enrollment Date.

     (b) Limitations on Grant and Accrual. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) which permits the Employee's rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

     (c) Other Limits on Eligibility. Notwithstanding Subsection (a), above, the following Employees shall not be eligible to participate in the Plan for any relevant Offer Period: (i) Employees whose customary employment is 20 hours or less per week; (ii) Employees whose customary employment is for not more than 5 months in any calendar year; (iii) Employees who have been employed for fewer than 30 days; and (iv) Employees who are subject to rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the Plan.

   4. Offer Periods.

     (a) The Plan shall be implemented through overlapping or consecutive Offer Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or
  (ii) the Plan shall have been sooner terminated in accordance with Section 19 hereof. The maximum duration of an Offer Period shall be six (6) months. Initially, the Plan shall be implemented through consecutive Offer Periods of six (6) months' duration commencing each January 1 and July 1 following the Effective Date (except that the initial Offer Period shall commence on the Effective Date and shall end on the date determined by the Administrator at the commencement of the initial Offer Period).

     (b) A Participant shall be granted a separate option for each Offer Period in which he or she participates. The option shall be granted on the Enrollment Date and shall be automatically exercised on the last day of the Offer Period. However, with respect to any Offer Period, the Administrator may specify shorter Purchase Periods within an Offer Period, such that the option granted on the Enrollment Date shall be automatically exercised in successive installments on the last day of each Purchase Period ending within the Offer Period.

     (c) Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

   5. Participation.

     (a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A (or in such other form or procedure the Administrator determines for evidencing elections to participate) to this Plan and filing it with the designated payroll office of the Company at least ten (10) business days prior to the Enrollment Date for the Offer Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Administrator for all eligible Employees with respect to a given Offer Period.

     (b) Payroll deductions for a Participant shall commence with the first partial or full payroll period beginning on the Enrollment Date and shall end on the last complete payroll period during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

   6. Payroll Deductions.

     (a) At the time a Participant files a subscription agreement, the Participant shall elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding ten percent (10%) of the Compensation which the Participant receives during the Offer Period.

     (b) All payroll deductions made for a Participant shall be credited to the Participant's account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

     (c) A Participant may discontinue participation in the Plan as provided in Section 10, or may increase or decrease the rate of payroll deductions during the Offer Period by completing and filing with the Company a change of status notice in the form of Exhibit B to this Plan authorizing an increase or decrease in the payroll deduction rate. Any increase or decrease in the rate of a Participant's payroll deductions shall be effective with the first full payroll period commencing ten (10) business days after the Company's receipt of the change of status notice unless the Company elects to process a given change in participation more quickly. A Participant's subscription agreement (as modified by any change of status notice) shall remain in effect for successive Offer Periods unless terminated as provided in Section 10. The Administrator shall be authorized to limit the number of payroll deduction rate changes during any Offer Period.

     (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant's payroll deductions shall be decreased to 0%. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement, as amended, at the time when permitted under Section 423(b)(8) of the Code and Section 3(b) herein, unless such participation is sooner terminated by the Participant as provided in Section 10.

   7. Grant of Option. On the Enrollment Date, each Participant shall be granted an option to purchase (at the applicable Purchase Price) four hundred
(400) shares of the Common Stock, subject to adjustment as provided in Section 18 hereof; provided that such option shall be subject to the limitations set forth in Sections 3(b), 6 and 12 hereof. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option, to the extent not exercised, shall expire on the last day of the Offer Period.

   8. Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10, below, the Participant's option for the purchase of shares will be exercised automatically on each Exercise Date, by applying the accumulated payroll deductions in the Participant's account to purchase the number of full shares subject to the option by dividing such Participant's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price. No fractional shares will be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be carried over to the next Offer Period or returned to the Participant, if the Participant withdraws from the Plan. Notwithstanding the foregoing, any amount remaining in a Participant's account following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code or Section 7, above, shall be returned to the Participant and shall not be carried over to the next Offer Period. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by the Participant.

   9. Delivery. Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to such Participant, as promptly as practicable, of a certificate representing the shares purchased upon exercise of the Participant's option.

   10. Withdrawal; Termination of Employment.

     (a) A Participant may either (i) withdraw all but not less than all the payroll deductions credited to the Participant's account and not yet used to exercise the Participant's option under the Plan or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant's option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. If the Participant elects withdrawal alternative (i) described above, all of the Participant's payroll deductions credited to the Participant's account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal, such Participant's option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant's payroll deductions credited to the Participant's account will be applied to the exercise of the Participant's option on the next Exercise Date, and after such Exercise Date, such Participant's option for the Offer Period will be automatically terminated. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant delivers to the Company a new subscription agreement.

     (b) Upon termination of a Participant's employment relationship (as described in Section 2(k)) at a time more than three (3) months from the next scheduled Exercise Date, the payroll deductions credited to such Participant's account during the Offer Period but not yet used to exercise the option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant's option will be automatically terminated. Upon termination of a Participant's employment relationship (as described in Section 2(k)) within three (3) months of the next scheduled Exercise Date, the payroll deductions credited to such Participant's account during the Offer Period but not yet used to exercise the option will be applied to the purchase of Common Stock on the next Exercise Date, unless the Participant (or in the case of the Participant's death, the person or persons entitled to the Participant's account balance under Section 14) withdraws from the Plan by submitting a change of status notice in accordance with subsection (a) of this Section 10. In such a case, no further payroll deductions will be credited to the Participant's account following the Participant's termination of employment and the Participant's option under the Plan will be automatically terminated after the purchase of Common Stock on the next scheduled Exercise Date.

   11. Interest. No interest shall accrue on the payroll deductions credited to a Participant's account under the Plan.

   12. Stock.

     (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 1,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in
  Section 18. If the Administrator determines that on a given Exercise Date the number of shares with respect to which options are to be exercised may exceed (x) the number of shares then available for sale under the Plan or
  (y) the number of shares available for sale under the Plan on the Enrollment Date(s) of one or more of the Offer Periods in which such Exercise Date is to occur, the Administrator may make a pro rata allocation of the shares remaining available for purchase on such Enrollment Dates or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine to be equitable, and shall either continue all Offer Periods then in effect or terminate any one or more Offer Periods then in effect pursuant to Section 19, below.

     (b) A Participant will have no interest or voting right in shares covered by the Participant's option until such shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

     (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

   13. Administration. The Plan shall be administered by the Administrator which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons.

   14. Designation of Beneficiary.

     (a) Each Participant will file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

     (b) Such designation of beneficiary may be changed by the Participant (and the Participant's spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator shall deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Administrator, then to the issue of the Participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Administrator, then to the heirs at law of the Participant determined in accordance with Section 27.

   15. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

   16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

   17. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

   18. Adjustments Upon Changes in Capitalization; Corporate Transactions.

     (a) Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the Purchase Price, the maximum number of shares that may be purchased in any Offer Period or Purchase Period, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the Reserves and the Purchase Price.

     (b) Corporate Transactions. In the event of a proposed Corporate Transaction, each option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption, to shorten the Offer Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Administrator shortens the Offer Period then in progress in lieu of assumption in the event of a Corporate Transaction, the Administrator shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section
  10. For purposes of this Subsection, an option granted under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the option is replaced with a comparable option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of option comparability shall be made by the Administrator prior to the Corporate Transaction and its determination shall be final, binding and conclusive on all persons.

   19. Amendment or Termination.

     (a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that the Plan or any one or more Offer Periods may be terminated by the Administrator on any Exercise Date or by the Administrator establishing a new Exercise Date with respect to any Offer Period and/or any Purchase Period then in progress if the Administrator determines that the termination of the Plan or such one or more Offer Periods is in the best interests of the Company and its stockholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable
  Law), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

     (b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, change the length of Purchase Periods within any Offer Period, determine the length of any future Offer Period, determine whether future Offer Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan.

   20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

   21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws. In addition, no options shall be exercised or shares issued hereunder before the Plan shall have been approved by stockholders of the Company as provided in Section 23.

   22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 19.

   23. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

   24. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer's right to terminate, or otherwise modify, an employee's employment at any time.

   25. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

   26. Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

   27. Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties, except to the extent the internal laws of the State of California are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

   28. Dispute Resolution. The provisions of this Section 28 (and as restated in the Subscription Agreement) shall be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and the Participant, or their respective successors (the "parties"), shall attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party's position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of San Francisco) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 28 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

                                   Exhibit A

           Pac-West Telecomm, Inc. 2000 Employee Stock Purchase Plan

                             SUBSCRIPTION AGREEMENT

                 Effective with the Offer Period beginning on:
     [_] ESPP Effective Date  [_]  January 1, 200   or  [_]  July 1, 200

1. Personal Information <modify data requested as appropriate>

  Legal Name (Please Print) _________________________    __________  __________
                      (Last)(First)(MI)                  Location    Department

  Street Address ____________________________________    ______________________
                                                         Daytime Telephone

  City, State/Country, Zip __________________________    ______________________
                                                         E-Mail Address

  Social Security No.     -   -     Employee I.D.        __________  __________
  No. _______________________________________________    Manager   Mgr. Location

2. Eligibility Any Employee whose customary employment is more than 20 hours per week and more than 5 months per calendar year, who has been an Employee for more than 30 days and who does not hold (directly or indirectly) five percent (5%) or more of the combined voting power of the Company, a parent or a subsidiary, whether in stock or options to acquire stock is eligible to participate in the Pac-West Telecomm, Inc. 2000 Employee Stock Purchase Plan (the "ESPP"); provided, however, that Employees who are subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the ESPP are not eligible to participate.

3. Definitions Each capitalized term in this Subscription Agreement shall have the meaning set forth in the ESPP.

4. Subscription I hereby elect to participate in the ESPP and subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the ESPP. I have received a complete copy of the ESPP and a prospectus describing the ESPP and understand that my participation in the ESPP is in all respects subject to the terms of the ESPP. The effectiveness of this Subscription Agreement is dependent on my eligibility to participate in the ESPP.

5. Payroll Deduction Authorization I hereby authorize payroll deductions from my Compensation during the Offer Period in the percentage specified below (payroll reductions may not exceed 10% of Compensation nor $21,250 per calendar year):


    Percentage to be Deducted (circle
     one)                               1%  2%  3%  4%  5%  6%  7%  8%  9% 10%


6. ESPP Accounts and Purchase Price I understand that all payroll deductions will be credited to my account under the ESPP. No additional payments may be made to my account. No interest will be credited on funds held in the account at any time including any refund of the account caused by withdrawal from the ESPP. All payroll deductions shall be accumulated for the purchase of Company Common Stock at the applicable Purchase Price determined in accordance with the ESPP.

7. Withdrawal and Changes in Payroll Deduction I understand that I may discontinue my participation in the ESPP at any time prior to an Exercise Date as provided in Section 10 of the ESPP, but if I do not withdraw from the ESPP, any accumulated payroll deductions will be applied automatically to purchase Company Common Stock. I may increase or decrease the rate of my payroll deductions in whole percentage increments to not less than one percent (1%) on (one) occasion(s) during any Purchase Period by completing and timely filing a Change of Status Notice. Any increase or decrease will be effective for the full payroll period occurring after ten
   (10) business days from the Company's receipt of the Change of Status
   Notice.

8. Perpetual Subscription I understand that this Subscription Agreement shall remain in effect for successive Offer Periods until I withdraw from participation in the ESPP, or termination of the ESPP.

9. Taxes I have reviewed the ESPP prospectus discussion of the federal tax consequences of participation in the ESPP and consulted with tax consultants as I deemed advisable prior to my participation in the ESPP. I hereby agree to notify the Company in writing within thirty (30) days of any disposition (transfer or sale) of any shares purchased under the ESPP if such disposition occurs within two (2) years of the Enrollment Date (the first day of the Offer Period during which the shares were purchased) or within one (1) year of the Exercise Date (the date I purchased such shares), and I will make adequate provision to the Company for foreign, federal, state or other tax withholding obligations, if any, which arise upon the disposition of the shares. In addition, the Company may withhold from my Compensation any amount necessary to meet applicable tax withholding obligations incident to my participation in the ESPP, including any withholding necessary to make available to the Company any tax deductions or benefits contingent on such withholding.

10. Dispute Resolution The provisions of this Section 10 and Section 28 of the ESPP shall be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and I, or our respective successors (the "parties"), shall attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party's position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the Company and I agree that any suit, action, or proceeding arising out of or relating to the Plan shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of San Francisco) and that we shall submit to the jurisdiction of such court. The Company and I irrevocably waive, to the fullest extent permitted by law, any objection we may have to the laying of venue for any such suit, action or proceeding brought in such court. THE COMPANY AND I ALSO EXPRESSLY WAIVE ANY RIGHT WE HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 10 or
    Section 28 of the ESPP shall for any reason be held invalid or unenforceable, it is the specific intent of the Company and I that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

11. Designation of Beneficiary In the event of my death, I hereby designate the following person or trust as my beneficiary to receive all payments and shares due to me under the ESPP: [_] I am single
                                                             [_] I am married

     Beneficiary (please print) _________ Relationship to Beneficiary (if any)
                         (Last)     (First)     (MI)

     Street Address  _________________________________________________________

     City, State/Country, Zip

12. Termination of ESPP I understand that the Company has the right, exercisable in its sole discretion, to amend or terminate the ESPP at any time, and a termination may be effective as early as an Exercise Date, including the establishment of an alternative date for an Exercise Date within each outstanding Offer Period.

   Date: ______________________           Employee Signature: _________________

                                                         ______________________
                                                         spouse's signature
                                                         (if beneficiary is
                                                         other than spouse)

                                   Exhibit B

           Pac-West Telecomm, Inc. 2000 Employee Stock Purchase Plan

                            CHANGE OF STATUS NOTICE

_____________________________________
Participant Name (Please Print)

_____________________________________
Social Security Number

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  Withdrawal From ESPP

  I hereby withdraw from the Pac-West Telecomm, Inc. 2000 Employee Stock Purchase Plan (the "ESPP") and agree that my option under the applicable Offer Period will be automatically terminated and all accumulated payroll deductions credited to my account will be refunded to me or applied to the purchase of Common Stock depending on the alternative indicated below. No further payroll deductions will be made for the purchase of shares in the applicable Offer Period and I shall be eligible to participate in a future Offer Period only by timely delivery to the Company of a new Subscription Agreement.

[_]Withdrawal and Purchase of Common Stock
  Payroll deductions will terminate, but your account balance will be applied to purchase Common Stock on the next Exercise Date. Any remaining balance will be refunded.

[_]Withdrawal Without Purchase of Common Stock
  Entire account balance will be refunded to me and no Common Stock will be purchased on the next Exercise Date provided this notice is submitted to the Company ten (10) business days prior to the next Exercise Date.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[_]Change in Payroll Deduction
  I hereby elect to change my rate of payroll deduction under the ESPP as follows (select one):


    Percentage to be Deducted (circle
     one)                               1%  2%  3%  4%  5%  6%  7%  8%  9% 10%



  An increase or a decrease in payroll deduction will be effective for the first full payroll period commencing no fewer than ten (10) business days following the Company's receipt of this notice, unless this change is processed more quickly.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[_]Change of Beneficiary  [_] I am single   [_] I am married

  This change of beneficiary shall terminate my previous beneficiary designation under the ESPP. In the event of my death, I hereby designate the following person or trust as my beneficiary to receive all payments and shares due to me under the ESPP:
   Beneficiary (please print) _____________ Relationship to Beneficiary (if any)
                     (Last)(First)(MI)

   Street Address  _____________________________________________________________

   City, State/Country, Zip

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   Date: ____________________________     Employee Signature: _________________

                                                         ______________________
                                                         spouse's signature
                                                         (if new beneficiary
                                                         is other than spouse)

                            Pac-West Telecomm, Inc.
                             4210 Coronado Avenue
                          Stockton, California 95204

                                     PROXY

                      Solicited by the Board of Directors

     The undersigned hereby appoints James A. Ounsworth, Dennis V. Meyer and each of them, proxies, with power of substitution and revocation, acting together or, if only one is present and voting, then that one, to vote the common stock of Pac-West Telecomm, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders to be held on July 27, 2000 and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as designated herein and authorizes the proxies to vote in accordance with the recommendations of our management of Pac-West Telecomm, Inc. upon such other business as may properly come before the annual meeting of shareholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3, 4 AND 5.

1.   Elect the nominated directors.

              [_] FOR ALL   [_] WITHHELD ALL   [_] FOR ALL EXCEPT

          Nominees: Wallace W. Griffin, Jerry L. Johnson and John K. La Rue

          (To withhold authority to vote for any nominee, strike out that nominee's name.)

2. Adopt the amendment and restatement of Pac-West's Amended and Restated Articles of Incorporation

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

3.   Adopt the amendment and restatement of Pac-West's 1999 Stock Incentive Plan

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

4.   Adopt the 2000 Employee Stock Purchase Plan

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

5. Ratify the appointment of Arthur Andersen LLP as Pac-West's independent public accountants.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

                      (Continued and to be signed and dated on the reverse side)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2, 3, 4 AND 5.


                                           Please date and sign exactly as names
                                           appear on this Proxy. Joint owners
                                           should each sign. Trustees,
                                           executors, etc. should indicate the
                                           capacity in which they are signing.

                                           Dated:                       , 2000
                                                 -----------------------

                                           Signature(s):
                                                        ------------------------

                                           -------------------------------------
[_] Check here if you plan to attend the annual meeting.

[_] Check here for address change.

New Address